EXECUTION VERSION _________________________________________________________________ MEMBERSHIP INTEREST PURCHASE AGREEMENT by and among PROFIRE ENERGY, INC. as Buyer, and DUSTIN BAKER AND BRANT BAKER, as Sellers, with respect to all of the membership interests of MIDFLOW SERVICES, LLC Dated as of August 5, 2019 _________________________________________________________________ 102596957.7 0059466-00008

TABLE OF CONTENTS Page ARTICLE I CERTAIN DEFINITIONS ......................................................................................1 1.1 Certain Definitions ...................................................................................................1 ARTICLE II PURCHASE AND SALE OF MEMBERSHIP INTERESTS ..........................10 2.1 Purchase and Sale of Membership Interests ..........................................................10 2.2 Estimates ................................................................................................................11 2.3 Closing Consideration; Adjustment Amount; Escrow. ..........................................11 2.4 Closing ...................................................................................................................14 ARTICLE III CLOSING DELIVERABLES ............................................................................14 3.1 Closing Deliverables of Sellers ..............................................................................14 3.2 Closing Deliveries of Buyer...................................................................................16 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS ........................16 4.1 Power of Seller .......................................................................................................16 4.2 Authorization; No Breach ......................................................................................16 4.3 Brokerage ...............................................................................................................17 4.4 Title to Membership Interests ................................................................................17 4.5 Investment. .............................................................................................................17 4.6 Disclosure ..............................................................................................................19 ARTICLE V REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY .......................................................................................................................19 5.1 Organization and Power .........................................................................................19 5.2 Authorization; No Breach ......................................................................................20 5.3 Capitalization; Subsidiaries ...................................................................................20 5.4 Financial Statements ..............................................................................................21 5.5 Absence of Undisclosed Liabilities .......................................................................21 5.6 Accounts Receivable ..............................................................................................22 5.7 Accounts Payable ...................................................................................................22 5.8 No Material Adverse Change.................................................................................22 5.9 Absence of Certain Developments .........................................................................22 5.10 Leased Real Property. ............................................................................................25 5.11 Assets .....................................................................................................................26 5.12 Tax Matters ............................................................................................................26 5.13 Contracts ................................................................................................................29 5.14 Proprietary Rights ..................................................................................................31 5.15 Litigation ................................................................................................................32 5.16 Brokerage ...............................................................................................................32 5.17 Employees ..............................................................................................................32 5.18 Product and Service Warranties .............................................................................34 5.19 Employee Benefit Plans .........................................................................................34 5.20 Insurance ................................................................................................................36 102596957.7 0059466-00008 1

5.21 Compliance with Laws; Permits ............................................................................36 5.22 Environmental Matters...........................................................................................37 5.23 Customers ..............................................................................................................38 5.24 Affiliate Transactions .............................................................................................39 5.25 Bank Accounts; Powers of Attorney......................................................................39 5.26 Disclosures .............................................................................................................39 ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER ............................39 6.1 Organization and Corporate Power ........................................................................40 6.2 Authorization .........................................................................................................40 6.3 Governmental Authorities and Consents ...............................................................40 6.4 Brokerage ...............................................................................................................40 6.5 Litigation ................................................................................................................40 6.6 Acquisition for Investment ....................................................................................40 6.7 Valid Issuance ........................................................................................................40 ARTICLE VII COVENANTS ....................................................................................................40 7.1 Expenses ................................................................................................................40 7.2 Further Transfers; Transition Assistance ...............................................................41 7.3 Confidentiality .......................................................................................................41 7.4 Release and Waiver ................................................................................................41 7.5 Non-Competition and Non-Solicitation .................................................................42 7.6 Public Announcements ..........................................................................................44 7.7 Lock-Up .................................................................................................................44 ARTICLE VIII TAX MATTERS...............................................................................................45 8.1 Tax Indemnification ...............................................................................................45 8.2 Straddle Period .......................................................................................................45 8.3 Responsibility for Filing Pre-Closing Tax Returns ...............................................45 8.4 Responsibility for Filing Straddle Period Tax Returns ..........................................45 8.5 Transfer Taxes .......................................................................................................46 8.6 Cooperation on Tax Matters ..................................................................................46 8.7 Tax Sharing Agreements ........................................................................................46 8.8 Withholding ...........................................................................................................46 ARTICLE IX INDEMNIFICATION .........................................................................................47 9.1 Survival ..................................................................................................................47 9.2 Indemnification ......................................................................................................48 9.3 Materiality. .............................................................................................................49 9.4 Indemnification Procedures. ..................................................................................49 9.5 Waiver ....................................................................................................................50 9.6 Limitations on Indemnity. ......................................................................................50 9.7 Exclusive Remedy .................................................................................................51 ARTICLE X MISCELLANEOUS .............................................................................................51 10.1 Amendment and Waiver ........................................................................................51 10.2 Notices ...................................................................................................................52 102596957.7 0059466-00008 2

10.3 Assignment ............................................................................................................53 10.4 Severability ............................................................................................................53 10.5 Interpretation ..........................................................................................................54 10.6 Entire Agreement ...................................................................................................54 10.7 Counterparts ...........................................................................................................54 10.8 Governing Law ......................................................................................................54 10.9 Venue .....................................................................................................................54 10.10 No Strict Construction ...........................................................................................55 10.11 No Third-Party Beneficiaries .................................................................................55 10.12 Seller Representative .............................................................................................55 10.13 Disclosure Schedule ...............................................................................................56 102596957.7 0059466-00008 3

MEMBERSHIP INTEREST PURCHASE AGREEMENT THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 5, 2019 (the “Effective Date”), by and among: (i) Profire Energy, Inc., a Nevada corporation (“Buyer”); (ii) Dustin Baker and Brant Baker (each, individually, a “Seller” and, collectively, “Sellers”). Buyer and Sellers are sometimes referred to in this Agreement, individually, as a “Party” and, collectively, as the “Parties.” Recitals: A. Sellers are the only members of Midflow Services, LLC, an Ohio limited liability company (the “Company”). B. Upon the terms and subject to the conditions set forth herein, Buyer desires to acquire all of the issued and outstanding units and membership interests of the Company, including all membership, management, voting and economic interests attendant thereto (the “Membership Interests”), from Sellers, and Sellers desire to transfer such Membership Interests to Buyer; and Agreement: In consideration of the foregoing and the respective representations, mutual covenants, agreements and understandings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: ARTICLE I CERTAIN DEFINITIONS 1.1 Certain Definitions. For purposes of this Agreement, the following terms have the meanings set forth below: “Accounting Firm” has the meaning set forth in Section 2.3(b)(v). “Adjustment Amount” has the meaning set forth in Section 2.3(b)(ii). “Adjustment Statement” has the meaning set forth in Section 2.3(b)(iii). “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the power to direct, or cause the direction of, the acts, management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and such “control” will be deemed to exist if any Person directly or indirectly owns 10% or more of the voting capital stock or other ownership interests of any other Person. 102596957.7 0059466-00008 1

“Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of Law. “Applicable Rate” means the prime rate quoted from time to time by The Wall Street Journal, plus two percent (2%). “Balance Sheet Date” means December 31, 2018. “Brant Offer Letter” has the meaning set forth in Section 3.1(j). “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks are closed for business in Salt Lake City, Utah. “Buyer” has the meaning set forth in the introductory paragraph to this Agreement. “Buyer Indemnified Parties” means Buyer and its Affiliates (including, following the Closing, the Company) and their respective owners, shareholders, members, partners, officers, directors, managers, employees, agents, representatives, successors and assigns. “Buyer Stock” means the common stock of Buyer, $0.001 par value per share. “Buyer Stock Closing Price” means the price per share of Buyer Stock traded on The NASDAQ Stock Market as of the closing of trading on the last trading day of The NASDAQ Stock Market immediately preceding the Effective Date, as calculated and reported by The NASDAQ Stock Market. “Closing” has the meaning set forth in Section 2.4. “Closing Cash Amount” means the Estimated Closing Cash Amount, plus any positive Adjustment Amount (if applicable), less any negative Adjustment Amount (if applicable). “Closing Consideration” means the Closing Cash Amount, the Closing Stock Consideration and the Escrow Amount. “Closing Current Assets” means an amount, determined as of the Closing, equal to the sum of the following current assets of the Company: (a) cash and cash equivalents; (b) all Company Inventory; (c) accounts receivable, but excluding receivables from any of the Company’s Affiliates, directors, employees, officers or shareholders and any of their respective Affiliates; and (d) prepaid expenses of the Company, but only to the extent that the Company actually receives the benefit or refund of such prepaid expenses following the Closing and prior to the date of the Adjustment Statement. The calculation of Closing Current Assets will be determined (y) in accordance with GAAP and (z) without giving effect to the transactions contemplated by this Agreement. “Closing Current Liabilities” means an amount, determined as of the Closing, equal to the sum of all of the current Liabilities of the Company, including: (a) accounts payable; (b) accrued expenses; (c) accrued Taxes; and (d) the current portion of long-term Liabilities. The calculation of Closing Current Liabilities will be determined (y) in 102596957.7 0059466-00008 2 accordance with GAAP and (z) without giving effect to the transactions contemplated by this Agreement. “Closing Indebtedness” means the Indebtedness of the Company as of the Closing. “Closing Net Working Capital” means an amount, determined as of the Closing, equal to: (a) the Closing Current Assets, less (b) the Closing Current Liabilities. For purposes of calculating Closing Net Working Capital, Closing Current Assets and Closing Current Liabilities will each be determined: (x) without duplication; (y) in accordance with GAAP; and (z) without giving effect to the transactions contemplated by this Agreement. “Closing Stock Consideration” means that number of shares of unregistered, restricted Buyer Stock equal to: $1,020,000, divided by the Buyer Stock Closing Price. “Code” means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified. “Company Employees” has the meaning set forth in Section 5.17(a). “Company Marks” means all trademarks, trade names, service marks and trade dress of owned by the Company or used in the business of the Company, including any and all rights in the names “Midflow Services, LLC,” “Midflow Services,” and any name or mark similar thereto, together with all goodwill associated therewith, all translations, adaptations, derivations and combinations of the foregoing, and all logos related to the foregoing. “Company Plan” has the meaning set forth in Section 5.19(a). “Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential” or “proprietary”), in any form or medium, whether evidenced in writing, electronic data or otherwise, that relates to the business, products, services and/or research and/or development of the Company and/or its respective suppliers, distributors, customers, independent contractors and/or other business relations. Confidential Information includes, but is not limited to, the following: (a) internal business information (including historical and projected financial information and budgets and information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (b) identities of, individual requirements of, specific contractual arrangements with, and information about, suppliers, distributors, customers, independent contractors or other business relations and their confidential information; (c) trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, recipes, research, records, reports, manuals, documentation, models, data and data bases relating thereto; (d) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable); and (e) other Proprietary Rights. 102596957.7 0059466-00008 3

“Contract” means any written or oral contract, agreement, commitment, franchise, indenture, note, lease, deed, mortgage, purchase order, license, arrangement, understanding or course of dealing. “Disclosure Schedule” means the disclosure schedule delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement, referred to in this Agreement and dated as of the date of this Agreement. “Dustin Offer Letter” has the meaning set forth in Section 3.1(i). “Environment” means the components of the earth and includes ambient air, land, surface and sub-surface strata, groundwater, surface water, all layers of the atmosphere, all organic and inorganic matter and living organisms, and the interacting natural systems that include such components. “Environmental and Safety Laws” means all Laws and contractual obligations concerning public health and safety, worker health and safety, and pollution or protection of the Environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, reporting of, Remediation of, or exposure to, any Hazardous Materials, now or hereafter in effect. “Environmental Liabilities” means all present and future Liability relating to or arising directly or indirectly out of past, present or future Environmental damage, contamination or Remediation which arises from, relates to or was caused by the operation of the Company’s business, the ownership of the Membership Interests or the ownership, possession or control of the Company’s assets and properties prior to Closing, however and by whomsoever caused, and whether caused by non-compliance with, violation of or Liability under Environmental and Safety Laws. “ERISA” has the meaning set forth in Section 5.19(a). “ERISA Affiliate” has the meaning set forth in Section 5.19(a). “Escrow Agent” means Citibank, N.A. “Escrow Agreement” has the meaning set forth in Section 3.1(h). “Escrow Amount” means $500,000. “Estimated Closing Cash Amount” means an amount equal to $1,880,000, less the Estimated Closing Indebtedness, less the amount by which the Target Net Working Capital exceeds the Estimated Closing Net Working Capital (if applicable), plus the amount by which the Estimated Closing Net Working Capital exceeds Target Net Working Capital (if applicable). “Estimated Closing Indebtedness” means Sellers’ good faith estimate and calculation of Closing Indebtedness and each component thereof. 102596957.7 0059466-00008 4

“Estimated Closing Net Working Capital” means Sellers’ good faith estimate and calculation of Closing Net Working Capital and each component thereof. “Estimated Statement” has the meaning set forth in Section 2.2. “Excluded Liabilities” means any Indebtedness, Liabilities (including but not limited to Environmental Liabilities and Tax Liabilities) or obligations (including but not limited to accounts payable arising prior to the Closing and workers compensation and employers liability obligations with respect to the pre-Closing period) of any nature whatsoever of the Company, its business or of any Seller, whether accrued, absolute, contingent or otherwise, whether known or unknown, whether due or to become due, whether related to the Company’s business, whether disclosed on the Disclosure Schedule attached hereto, and regardless of when or by whom asserted: (a) arising out of facts, circumstances or events that occurred or existed prior to the Closing; (b) for infringement or misappropriation of any patent, trademark, copyright, moral right, confidential information, trade secret, or other intellectual property or proprietary right of any other Person occurring prior to or as a result of the Closing; (c) the occurrence or non- occurrence of any event or circumstance prior to or as a result of the Closing which gives rise to or results in, directly or indirectly, any breach of or default under any Contract at any time; (d) with respect to any product manufactured or sold or service provided prior to the Closing by or on behalf of the Company, any Seller, or any of their predecessors and Affiliates, including any (i) product Liability or similar claim for death, personal injury or damage to or loss of use of any property, (ii) actual or alleged tort, or defect in design, manufacturing, material or workmanship, (iii) actual or alleged breach of any express or implied warranty, (iv) failure to adequately package, label or warn of hazards, and/or (v) mandatory or voluntary recall, retrofit, repair, safety notice or field campaign; and/or (e) relating to the Company’s group health insurance plan or any other Company Plan that is, or was at any time prior to the Closing, a multi-employer plan or multi- employer welfare arrangement. “Fundamental Representation” has the meaning set forth in Section 9.1(a)(ii). “GAAP” means generally accepted accounting principles in the United States, as in effect from time to time. “Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs, as amended or restated from time to time. For example, the “Governing Documents” of a limited liability company would be its articles of organization and operating agreement, or similar documents, and “Governing Documents” of a corporation would be its certificate of incorporation and bylaws. “Government” means any federal, national, foreign, provincial, state or local government, administrative agency or commission, regulatory body, court or other Governmental Authority or instrumentality. 102596957.7 0059466-00008 5

“Governmental Authority” means any foreign or domestic nation, state, province, or other instrumentality or political subdivision thereof (including any county or city), court, administrative agency, commission, regulatory body, and/or any entity exercising executive, legislative, judicial, military, regulatory, administrative or governmental functions thereof. “Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or identifiable with words of similar import or regulatory effect under Environmental and Safety Laws; and (b) any petroleum or petroleum-derived products (including, without limitation, gasoline and diesel fuel), radon, radioactive materials or wastes, asbestos containing materials in any form, lead or lead containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls. “Indebtedness” means, as to the Company, without duplication: (a) any indebtedness for borrowed money of the Company, or any Liability of the Company issued or incurred in substitution, exchange, extension or refinancing of any indebtedness for borrowed money of any Person; (b) any Liability or payment obligation of the Company evidenced by any note, bond, debenture, other debt security, letter of credit or similar instrument; (c) any Liability of the Company for the deferred purchase price of assets, property or services, contingent or otherwise, as obligor or otherwise (including, pursuant to any earn-out, holdback, seller financing, deferred rent and other contingent or deferred consideration); (d) any Contract by which the Company assures a creditor against loss (including in the form of a Contract to repurchase or reimburse); (e) any indebtedness guaranteed in any manner by the Company; (f) any Liabilities under leases that are required to be classified as capitalized lease obligations in accordance with GAAP with respect to which the Company has any Liability, contingently or otherwise, as obligor, guarantor or otherwise; (g) any Liability secured by a Lien on the assets, properties or rights of the Company; (h) any Liability of the Company pursuant to any interest rate, currency, or credit default swap or other hedging arrangement; (i) any deferred revenue of the Company; and (j) all principal, interest, fees, prepayment obligations, penalties, premiums, breakage, termination, make-whole fees or other similar amounts payable with respect to any of the foregoing; provided, that “Indebtedness” shall not include those Closing Current Liabilities incurred by the Company in the Ordinary Course of Business and included in the calculation of Closing Net Working Capital. “Indemnitee” has the meaning set forth in Section 9.4(b). “Indemnitor” has the meaning set forth in Section 9.4(b). “Inventory” means all inventories of the Company owned by the Company and used in the Ordinary Course of Business of the Company, including all finished goods, goods in transit, work in process, samples, packaging materials, raw materials, containers, production and shipping supplies on hand, subject to reserves for damage or obsolescence, and excluding any obsolete, damaged, defective and excessive inventory 102596957.7 0059466-00008 6 and any other items of inventory that are not useable or saleable in the Ordinary Course of Business of the Company within ninety (90) days following the Closing. “Knowledge” and terms of similar import mean, with respect to the Company or Sellers, the actual or constructive knowledge of any Seller or any director or officer of the Company or any Subsidiary of the Company, assuming reasonable inquiry as to the matter to which such knowledge relates, and taking into consideration all facts of which such Persons, in the reasonably prudent exercise of their duties, should be aware. “Latest Balance Sheet” has the meaning set forth in Section 5.4(a). “Laws” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority. “Lease” means all leases, subleases, licenses, concessions or other Contracts pursuant to which the Company is granted or obtains any right or interest with respect to real or tangible personal property. “Leased Real Property” means all land, together with all buildings, structures, improvements, and fixtures located thereon, including all electrical, mechanical, plumbing and other building systems, fire protection, security and surveillance systems, telecommunications, computer, wiring, and cable installations, utility installations, water distribution systems and landscaping, together with all easements and other rights and interests appurtenant thereto (including air, oil, gas, mineral, and water rights) that is subject to any Lease to which the Company is a party, as a tenant or lessee. “Liability” or “Liabilities” includes, without limitation, liabilities, debts, commitments or other obligations of any nature, whether known or unknown, absolute, accrued, contingent, liquidated, unliquidated, due or to become due, or otherwise. “Lien” or “Liens” means any lien (statutory or otherwise), hypothecation, encumbrance, claim, Liability, security interest, interest, mortgage, deed of trust, land contract, pledge, restriction, charge, instrument, license, preference, priority, security agreement, easement, covenant, encroachment, option, purchase right, reservation, irregularity, deficiency, default, defect, adverse claim, right of recovery, Tax (including foreign, federal, state and local Tax), order of any Governmental Authority, of any kind or nature, including (a) any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing or (b) any assignment or deposit arrangement in the nature of a security device, whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown. “Loss” or “Losses” means any loss, Liability, demand, claim, action, cause of action, cost, damage, diminution in value, deficiency, Tax, penalty, fine or expense, whether or not arising out of third party claims (including interest, penalties, reasonable attorneys’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing and the enforcement of any rights hereunder). 102596957.7 0059466-00008 7

“Material Adverse Effect” means any effect or change that is or could be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations or prospects of the Company or to the ability of Sellers to timely consummate the transactions contemplated hereby (regardless of whether or not such adverse effect or change can be or has been cured at any time or whether Buyer has knowledge of such effect or change on the Effective Date). “Material Customer” has the meaning set forth in Section 5.23. “Material Supplier” has the meaning set forth in Section 5.23. “Non-Ordinary Course Liabilities” means Liabilities not incurred in the Ordinary Course of Business of the Company as of the Closing, including: (a) any Liability for severance and other compensation provided or payable to employees or consultants of the Company in connection with the transactions contemplated by this Agreement; (b) any transaction fees and expenses, if any, to be paid by the Company on behalf of any Seller in connection with the transactions contemplated by this Agreement, including financial advisory fees, legal fees and expenses, broker and finder fees and expenses of accountants; (c) any Liability (including increase in obligations) of the Company arising under any Contract or arrangement to which the Company is party arising in whole or in part from the transactions contemplated by this Agreement; (d) any unsatisfied obligation for “withdrawal liability” to a “multiemployer plan” as such terms are defined under ERISA of the Company; (e) any Liability, whether contingent or otherwise, owed by the Company to any Person under any non-competition, consulting or similar arrangements; and (f) any change-of-control or similar payment or increased cost of any Seller or the Company which is triggered in whole or in part by the transactions contemplated by this Agreement. “Notice of Disagreement” has the meaning set forth in Section 2.3(b)(iii). “Ordinary Course of Business” means the ordinary course of business of the Company, consistent with past practice and the practices of others engaged in a similar line of business as the Company, including with regard to nature, frequency and magnitude. “Payoff Letters” has the meaning set forth in Section 3.1(e). “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Authority. “Pre-Closing Tax Period” has the meaning set forth in Section 8.1. “Proprietary Rights” means all of the following which are owned by, issued to, held, licensed or used by the Company or otherwise used in the business of the Company: (a) U.S. and foreign patents, patent applications, patent disclosures, patent rights and inventions (whether or not patentable and whether or not reduced to practice); (b) trademarks, trade names, service marks and trade dress (including any and all rights in the Company Marks), together with all goodwill associated therewith, all translations, 102596957.7 0059466-00008 8 adaptations, derivations and combinations of the foregoing, and all logos related to the foregoing; (c) copyrights and copyrighted works; (d) internet domain names; and (e) all registrations and applications related to any of the foregoing; (f) the right to obtain renewals, extensions, substitutions, continuations, continuations-in-part, divisions, re- issues, re-examinations or similar legal protections for any of the foregoing; (g) trade secrets and other Confidential Information, including ideas, know-how, related processes and techniques, research and development information, drawings, specifications, designs, plans, proposals and technical data and manuals; (h) computer software and website content (including data, object code, source code and related documentation, whether stored locally or hosted by a third party); and (i) all other intangible properties and rights relating to the Company or its business. “Pro Rata Share” means (i) with respect to Dustin Baker, 80%; and (ii) with respect to Brant Baker, 20%. “Purchase Price” means an aggregate amount equal to: (i) Closing Consideration, as adjusted by the Adjustment Amount, plus (ii) the amount of the Liabilities of the Company. “Remediation” means any investigation, monitoring, maintenance of engineering or institutional controls, removal, corrective action, response action, mitigation, treatment, decontamination or cleanup of Hazardous Materials, waste material, radioactive material, pollution or contamination present or alleged to be present in the Environment, soil, sediment, groundwater, surface water or other environmental medium or the indoor environment. “Securities Laws” means the U.S. Securities Act of 1933, the U.S. Securities and Exchange Act of 1934, or any other federal, state or local laws relating to the offer, issuance, transfer, sale, resale or other distribution of securities or regulations promulgated thereunder. “Seller Indemnified Parties” means each Seller and their respective successors and assigns. “Seller Representative” has the meaning set forth in Section 10.12(a). “Straddle Period” has the meaning set forth in Section 8.2. “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (b) if a partnership, limited liability company, association or other business entity, either (i) a majority of the partnership, membership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by 102596957.7 0059466-00008 9 that Person or one or more Subsidiaries of that Person or a combination thereof, or (ii) such Person is a general partner, manager or director of such partnership, limited liability company, association or other entity. “Target Net Working Capital” means $600,000.00. “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property (including general and special real estate taxes and assessments, special service area charges, tax increment financing, charges, payments in lieu of taxes and similar charges and assessments), windfall profits, environmental (including tax under Code Section 59A), customs duties, capital stock, franchise, margin, profits, withholding, foreign or domestic withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, escheat or unclaimed property, or other tax, governmental fee, governmental assessment or governmental charge of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner including any interest, penalties or additions to Tax or additional amounts with respect to the foregoing whether disputed or not. “Tax Returns” means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any Laws relating to any Taxes. “Third Party Claim” has the meaning set forth in Section 9.4(b). “Transfer Taxes” means any sales, use, goods and services, harmonized sales, stock transfer, real property transfer, transfer, stamp, registration, documentary, recording or similar Tax incurred in connection with the transactions contemplated hereby, together with any interest, penalties or additions to such Tax or additional amounts with respect thereto, whether disputed or not. “Willful Breach” means any willful or intentional breach or violation of any of the representations, warranties, covenants or obligations set forth in this Agreement. ARTICLE II PURCHASE AND SALE OF MEMBERSHIP INTERESTS 2.1 Purchase and Sale of Membership Interests. Upon the terms and subject to the satisfaction or waiver of the conditions of this Agreement, at the Closing, Buyer shall purchase, acquire and accept from each Seller, and each Seller shall sell, transfer, assign and deliver to Buyer, all of the Membership Interests owned by such Seller, free and clear of all Liens, which Membership Interests will collectively constitute as of the Closing all of the outstanding membership interests or other limited liability company interests of the Company. 102596957.7 0059466-00008 10

2.2 Estimates. At least three (3) Business Days prior to the Effective Date, Sellers shall deliver to Buyer a written statement (the “Estimated Statement”) setting forth Sellers’ good faith estimation and calculation of each of the following amounts as of the Closing: (a) the Estimated Closing Net Working Capital and each component thereof; (b) the Estimated Closing Indebtedness; and (c) the Estimated Closing Cash Amount. Sellers shall provide Buyer supporting documentation and explanation for the estimates, assumptions and calculations reflected on the Estimated Statement upon request. 2.3 Closing Consideration; Adjustment Amount; Escrow. (a) Estimated Closing Consideration. In exchange for all of the Membership Interests, at Closing, Buyer shall deliver the Closing Consideration as follows: (i) Buyer shall deliver each Seller such Seller’s Pro Rata Share of the Estimated Closing Cash Amount, by wire transfer of immediately available funds to a U.S. bank account designated by such Seller in writing not less than three (3) Business Days prior to the Effective Date. The Estimated Closing Cash Amount is subject to the adjustments contemplated by Section 2.3(b). (ii) Buyer shall deliver to each Seller such Seller’s Pro Rata Share of the Closing Stock Consideration, bearing such restrictive legends as may be required by applicable Law, The NASDAQ Stock Market rules and this Agreement. In the event the calculation of the total number of shares of Buyer Stock included in the Closing Stock Consideration or the calculation of any Seller’s Pro Rata Share thereof results in any fractional shares of Buyer Stock, Buyer shall have the option to deliver cash in lieu of such fractional shares of Buyer Stock, in an amount equal to the Buyer Stock Closing Price, multiplied by such fractional share of Buyer Stock, by wire transfer of immediately available funds to the U.S. bank account designated by such Seller pursuant to Section 2.3(a)(i). (iii) Buyer shall deliver the Escrow Amount to the Escrow Agent, by wire transfer of immediately available funds to a U.S. bank account designated by the Escrow Agent not less than three (3) Business Days prior to the Effective Date. (b) Working Capital and Other Adjustment to the Closing Cash Amount. (i) Following the Closing, in accordance with this Section 2.3(b), the Closing Cash Amount shall be: (A) reduced by the amount, if any, by which the Estimated Closing Net Working Capital exceeds the Closing Net Working Capital; or (B) increased by the amount, if any, by which the Closing Net Working Capital exceeds the Estimated Closing Net Working Capital. (ii) Without duplication of any adjustment made pursuant to Section 2.3(b)(i), the Closing Cash Amount shall be further: (A) decreased, dollar for dollar, by the amount of any Closing Indebtedness not included in the calculation of the Estimated Closing Indebtedness and the Estimated Closing Cash Amount; and (B) without duplication of any decrease under clause (A), decreased, dollar for dollar, by the amount of any Excluded Liabilities and 102596957.7 0059466-00008 11

Non-Ordinary Course Liabilities. The net amount of all sums that increase or decrease the Closing Cash Amount as contemplated by Section 2.3(b)(i) and this Section 2.3(b)(ii), as finally determined pursuant to this Section 2.3(b), is referred to herein as the “Adjustment Amount.” (iii) Within ninety (90) days following the Closing, Buyer will prepare and deliver to the Seller Representative a statement (the “Adjustment Statement”) setting forth its good faith calculation of: (A) the Closing Net Working Capital; (B) the Excluded Liabilities and the Non-Ordinary Course Liabilities, if any; (C) the Closing Indebtedness, if any; and (D) the Adjustment Amount. The Adjustment Statement and the calculation of the Adjustment Amount set forth therein shall become final and binding upon the Parties on the thirtieth (30th) day following delivery thereof by Buyer, unless the Seller Representative gives written notice of its disagreement (a “Notice of Disagreement”) to Buyer prior to such date. During such period, the Seller Representative shall have reasonable access, upon reasonable prior notice and during normal business hours, to those books and records of the Company relevant to the calculation of the Adjustment Amount, solely for purposes reasonably related to Seller’s verification of the amounts and calculations set forth in the Adjustment Statement. Any Notice of Disagreement shall specify in reasonable detail: (V) the nature and amount of any disagreement so asserted; (W) Sellers’ calculation of the Closing Net Working Capital; (X) Sellers’ calculation of the Excluded Liabilities and the Non-Ordinary Course Liabilities; (Y) Seller’s calculation of the Closing Indebtedness; and (Z) Sellers’ calculation of the Adjustment Amount. (iv) If a timely Notice of Disagreement is received by Buyer, then the Adjustment Statement and the calculation of the Adjustment Amount set forth therein shall become final and binding upon the Parties on the earlier of: (A) the date Buyer and the Seller Representative resolve in writing any differences they have with respect to any matter specified in the Notice of Disagreement; or (B) the date any matters properly in dispute are finally resolved in writing by the Accounting Firm pursuant to Section 2.3(b)(v). During the thirty (30) days immediately following the delivery of a Notice of Disagreement, Buyer and the Seller Representative shall consult in good faith to resolve in writing any differences they may have with respect to any matter specified in the Notice of Disagreement. During such period, Buyer shall have full access to the work papers of Sellers and the Seller Representative prepared in connection with the Notice of Disagreement. (v) At the end of such thirty (30) day negotiation period described in Section 2.3(b)(iv), at the request of any Party, any and all matters which remain in dispute and which were included in the Notice of Disagreement shall be submitted to the Salt Lake City, Utah office of BDO USA, LLP (the “Accounting Firm”) for binding resolution. The fees and expenses of the 102596957.7 0059466-00008 12

Accounting Firm shall be borne by Buyer, on the one hand, and Sellers, on the other hand, in the proportion that the aggregate dollar amount of items submitted to the Accounting Firm that are unsuccessfully disputed by Buyer and the Seller Representative, as applicable, bears to the aggregate dollar amount of all items submitted to the Accounting Firm. The Accounting Firm shall determine and report in writing to Buyer and the Seller Representative as to the resolution of all disputed matters submitted to the Accounting Firm and the effect of such determinations on the Adjustment Statement within ten (10) Business Days after such submission or such longer period as the Accounting Firm may reasonably require, and such determinations shall be final, conclusive and binding as to the Parties. In resolving any disputed item, the Accounting Firm, acting in the capacity of an expert and not as an arbitrator: (A) shall limit its review to matters specifically set forth in the Notice of Disagreement as a disputed item; and (B) shall not assign a value to any item greater than the greatest value for such item claimed by any Party or less than the smallest value for such item claimed by any other Party in the Adjustment Statement or in the Notice of Disagreement. Buyer and the Seller Representative shall each furnish to the Accounting Firm such work papers and other documents and information relating to the disputed issues, and will provide interviews and answer questions, as the Accounting Firm may reasonably request in connection with its determination of such disputed items. (vi) If the Adjustment Amount is an increase to the Closing Cash Amount, Buyer will make (or cause to be made) a payment to each Seller an amount equal to such Seller’s Pro Rata Share of the Adjustment Amount, by wire transfer or delivery of other immediately available funds to the U.S. bank account designated by such Seller pursuant to Section 2.3(a)(i), within five (5) Business Days of the final determination of the Adjustment Amount. Notwithstanding the foregoing, Buyer shall be entitled to withhold and set off any amount due to Sellers pursuant to this Section 2.3(b)(vi) against any amount Buyer reasonably believes is due to any of the Buyer Indemnified Parties from any Seller pursuant to this Agreement. (vii) If the Adjustment Amount is a decrease to the Closing Cash Amount, Sellers will make (or cause to be made) payment of the Adjustment Amount to Buyer by wire transfer or delivery of other immediately available funds, to an account designated by Buyer to the Seller Representative, within five (5) Business Days of the final determination of the Adjustment Amount. Buyer shall also have the right (but not the obligation) to withhold any other amount due from Buyer to Sellers and set off such amount against any amount due from Sellers to Buyer pursuant to this Section 2.3(b)(vii). (viii) Any payments required under this Section 2.3(b) shall accrue interest at the Applicable Rate per annum from the Effective Date until paid. 102596957.7 0059466-00008 13

(c) Escrow. The Escrow Agent will hold the Escrow Amount pursuant to the Escrow Agreement to secure and be available on a non-exclusive basis for the payment of the Liabilities of any Seller arising out of or relating to this Agreement (including, but not limited to, any Losses to which any Buyer Indemnified Party may be entitled pursuant to Section 9.2(a)). 2.4 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the Effective Date at the offices of Buyer at 312 South 1250 West, Lindon, Utah 84042 or by exchange of documents by electronic transmission, by a notification method permitted pursuant to Section 10.2; provided, that the Closing shall be deemed effective as of the opening of business on the Effective Date. ARTICLE III CLOSING DELIVERABLES 3.1 Closing Deliverables of Sellers. At the Closing, Sellers shall deliver (or cause to be delivered) to Buyer: (a) assignments of the Membership Interests held by each Seller, duly endorsed by such Seller in blank and sufficient to transfer the Membership Interests and any certificates representing such Membership Interests to Buyer free and clear of all Liens, together with any original certificates representing such Membership Interests; (b) all legally binding consents, approvals, authorizations and waivers from any Governmental Authority or any other Person that are: (i) necessary for consummation of the transactions contemplated hereby by the Company and any Seller; or (ii) required pursuant to any Contract of the Company, including, without limitation, (A) to avoid and breach of or default under such Contract as a result of the transactions contemplated by this Agreement (with or without the giving of notice, the passage of time or both), or (B) necessary for such Contract to remain in full force and effect following the Closing, without any modification to the terms or conditions of such Contract (with or without the giving of notice, the passage of time or both), or (C) in connection with any assignment of any such Contract to, or merger of the Company with or into, Buyer or is Affiliates as of or promptly following the Closing; (c) a certificate, duly executed by Sellers as members of the Company, certifying as to: (i) the most recent Articles of Organization of the Company and any amendments thereto (certified as of a recent date by the Ohio Secretary of State); (ii) a good standing certificate for the Company, issued on, or not more than three (3) days before, the Effective Date by the Ohio Secretary of State; and (iii) the most recent operating agreement or limited liability company agreement of the Company and any amendments thereto; 102596957.7 0059466-00008 14

(d) one or more certificates of each Seller and the Company complying with Treasury Regulations Section 1.1445-2, establishing that the purchase of the Membership Interest is exempt from withholding under Section 1445 of the Code; (e) with respect to each Lien affecting the Membership Interests or any of the assets or properties of the Company, and each item of Closing Indebtedness or Non- Ordinary Course Liabilities, of whatever nature, either: (i) evidence satisfactory to Buyer and its counsel of the payoff, satisfaction, discharge and the effective release of such Lien, item of Closing Indebtedness and/or Non-Ordinary Course Liabilities; or (ii) an effective payoff and release letter with respect to such Lien, item of Closing Indebtedness and/or Non-Ordinary Course Liabilities that are not released and discharged prior to the Closing (collectively, the “Payoff Letters”), which Payoff Letters shall each (A) be in a form satisfactory to Buyer and its counsel, (B) be executed by the holders of such Lien, item of Closing Indebtedness and/or Non-Ordinary Course Liabilities in favor of the Company and Buyer, (C) set forth the outstanding balance of such Lien, item of Closing Indebtedness and/or Non-Ordinary Course Liabilities subject to such Payoff Letter as of the Effective Date that is not subject to adjustment or recalculation if paid on the Effective Date, (D) provide payment and wire transfer instructions applicable thereto, and (E) provide for the full and final payment, satisfaction, release and discharge of such Lien, item of Closing Indebtedness and/or Non- Ordinary Course Liabilities subject to such Payoff Letter and authorize the Company and Buyer to file terminations (including UCC termination statements) with respect to such Liens upon delivery of the payments required pursuant to the applicable Payoff Letter; (f) written resignations of each manager and officer of the Company, effective as of or prior to the Closing; (g) the original books of account, minute books, minutes and other records of the Company, the official seal, if any, of the Company and such other documents, records, keys and other items as shall be reasonably necessary for the operation of the business of the Company; (h) counterparts to an Escrow Agreement in the form attached hereto as Exhibit 3.1(h) (the “Escrow Agreement”), duly executed by the Seller Representative and the Escrow Agent; (i) an at-will employment offer letter in the form attached hereto as Exhibit 3.1(i) (the “Dustin Offer Letter”), duly executed by Dustin Baker; and (j) a counterpart to an at-will employment offer letter in the form attached hereto as Exhibit 3.1(j) (the “Brant Offer Letter”), duly executed by Brant Baker. All actions to be taken and deliveries to be made by Sellers in connection with the consummation of the transactions contemplated hereby, and all certificates, instruments and other documents required to effect the transactions contemplated hereby, each as 102596957.7 0059466-00008 15 reasonably requested by Buyer, shall be reasonably satisfactory in form and substance to Buyer. The timely delivery of each of the items identified in this Section 3.1 is a condition precedent to the obligation of Buyer to proceed with the Closing, and may be waived only if, and to the extent, expressly set forth in writing signed by Buyer specifying in reasonable detail the provision being waived. 3.2 Closing Deliveries of Buyer. At the Closing, Buyer shall deliver (or cause to be delivered): (a) the Closing Consideration, pursuant to Section 2.3(a); and (b) a counterpart to the Escrow Agreement, duly executed by Buyer; (c) a counterpart to the Dustin Offer Letter, duly executed by the Company to become effective immediately following the Closing; and (d) a counterpart to the Brant Offer Letter, duly executed by the Company to become effective immediately following the Closing. All actions to be taken and deliveries to be made by Buyer in connection with the consummation of the transactions contemplated hereby, and all documents required to be delivered by Buyer to effect the transactions contemplated hereby, each as reasonably requested by the Seller Representative, shall be reasonably satisfactory in form and substance to the Seller Representative. The timely delivery of each of the items identified in this Section 3.2 is a condition precedent to the obligation of Sellers to proceed with the Closing, and may be waived only if, and to the extent, expressly set forth in writing signed by the Seller Representative specifying in reasonable detail the provision being waived. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS As an inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Seller hereby severally, but not jointly, represents and warrants to Buyer that all of the following representations and warranties in this ARTICLE IV are true and correct as of the Effective Date and as of the Closing with respect to such Seller: 4.1 Power of Sellers. Such Seller has all requisite power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. 4.2 Authorization; No Breach. The execution, delivery and performance of this Agreement and the other agreements to be executed and delivered by such Seller pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite action on the part of such Seller, and no other action on the part of such Seller are necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby. This Agreement, and the other agreements contemplated hereby to be executed and 102596957.7 0059466-00008 16 delivered by such Seller, constitute valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except to the extent such enforceability may be limited by bankruptcy, insolvency or similar laws, or by general principles of equity, applicable to creditors’ rights generally. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby to be executed and delivered by such Seller, and the consummation of the transactions contemplated hereby and thereby, do not and shall not: (a) conflict with, result in any breach or violation of, constitute a default under, give any third party the right to terminate or to accelerate any obligation under, or require any authorization, consent, approval, exemption, notice or other action under, the provisions of any Contract to which such Seller is a party, or by which such Seller or the Membership Interests of such Seller are bound or affected, or any Law to which such Seller or the Membership Interests of such Seller are subject; (b) result in the creation of any Lien of any kind upon or with respect to any of the Membership Interests of such Seller; or (c) require any authorization, consent, approval, exemption from or other action by, or notice to or filing with, any Governmental Authority. 4.3 Brokerage. There are no claims against such Seller, and such Seller has no Liability, for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract or arrangement made by or on behalf of such Seller. 4.4 Title to Membership Interests. Such Seller is the holder of record and beneficially owns all of the Membership Interests set forth with respect to such Seller in Section 5.3 of the Disclosure Schedule, and collectively Sellers are the holders of record and beneficially own all of the Membership Interests. Such Seller has good, valid and marketable title to all of the Membership Interests of such Seller and such Membership Interests shall be, as of the Closing, free and clear of all Liens. Such Seller is not a party to, and the Membership Interests of such Seller are not subject to, any: (a) convertible securities, calls, preemptive rights, options, warrants, purchase rights, rights of refusal, or other Contracts or commitments (other than this Agreement) that would require such Seller or any other Person to sell, transfer or otherwise dispose of the Membership Interests of such Seller, or prohibit or conflict with such Seller’s obligations under this Agreement; or (b) proxies, voting rights, shareholder agreements or other Contracts or understandings with respect to the voting or transfer of the Membership Interests of such Seller. 4.5 Investment. (a) Such Seller has been advised that the shares of Buyer Stock included in the Closing Stock Consideration have not been registered under Securities Laws. Such Seller acknowledges that the shares of Buyer Stock included in the Closing Stock Consideration are being issued pursuant to a specific exemption from the registration requirements of applicable Securities Laws, and that Buyer’s reliance on such exemption depends, in part, on such Seller’s representations and warranties set forth in this Section 4.5. 102596957.7 0059466-00008 17

(b) Such Seller acknowledges and understands that no portion of the shares of Buyer Stock included in the Closing Stock Consideration can be offered, sold, resold, transferred or distributed: (i) unless or until such shares of Buyer Stock included in the Closing Stock Consideration are registered under applicable Securities Laws, or exemptions from such registration requirements are available and complied with as to such offer, sale, resale, transfer or distribution; (ii) until the expiration of the twelve (12)-month lock up provided in Section 7.7; and (iii) except in compliance with all Securities Laws. (c) Such Seller acknowledges and understands that: (i) the receipt of the shares of Buyer Stock included in the Closing Stock Consideration is a long-term investment; (ii) such Seller must bear the economic risk of investment in such shares of Buyer Stock for an indefinite period of time; and (iii) such Seller may not be able to liquidate its investment in such shares of Buyer Stock in the event of an emergency or pledge any of such shares of Buyer Stock as collateral for loans or other obligations. (d) Such Seller is entering into this Agreement and will receive the shares of Buyer Stock included in the Closing Stock Consideration for such Seller’s own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Such Seller does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person or to any third Person in or to, any of such shares of Buyer Stock. (e) Such Seller is familiar with and understands the business, operations and prospects of Buyer. Such Seller acknowledges that Buyer has: (i) provided such Seller access to the public filings of Buyer and to all information in Buyer’s possession relating to the shares of Buyer Stock included in the Closing Stock Consideration, Buyer and its business; (ii) made the directors, officers and representatives of Buyer available for interview by such Seller; (iii) provided to such Seller the opportunity to ask questions and receive answers concerning the terms and conditions of the issuance of the shares of Buyer Stock included in the Closing Stock Consideration as set forth in this Agreement; and (iv) furnished such Seller with all documents and other information required for or otherwise requested by such Seller to make an informed decision with respect to entering into this Agreement and investment in such shares of Buyer Stock. (f) Such Seller has such knowledge and experience in financial and business matters that such Seller is capable of evaluating the merits and risks of such Seller’s investment in the shares of Buyer Stock included in the Closing Stock Consideration. Such Seller has obtained, to the extent such Seller deems necessary, his own professional advice with respect to the risks inherent in the investment in the such shares of Buyer Stock, and the suitability of an investment in such shares of Buyer Stock in light of such Seller’s financial condition and investment needs. An investment in such shares of Buyer Stock is suitable for such Seller based upon such Seller’s investment objectives and financial needs. 102596957.7 0059466-00008 18

(g) Such Seller acknowledges that such Seller’s investment in the shares of Buyer Stock included in the Closing Stock Consideration is a speculative investment that has limited liquidity, involves a high degree of risk and is subject to the risk of complete loss. Such Seller is in a financial position to hold such shares of Buyer Stock for an indefinite period without impairing such Seller’s financial condition and is able to bear the economic risk and withstand a complete loss of such Seller’s investment in such shares of Buyer Stock. Such Seller has adequate means for providing for such Seller’s current financial needs and contingencies and has no need for liquidity of investment with respect to such shares of Buyer Stock. (h) Such Seller is a resident of the state set forth with respect to such Seller on Section 5.3 of the Disclosure Schedule. 4.6 Disclosure. No representation or warranty set forth in this ARTICLE IV contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein, in light of the circumstances in which they were made, not misleading. ARTICLE V REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY As an inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Sellers hereby represent and warrant to Buyer that all of the following representations and warranties in this ARTICLE V are true and correct as of the Effective Date and as of the Closing: 5.1 Organization and Power. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio. The Company has obtained and currently maintains all qualifications to do business as a foreign limited liability company in all other jurisdictions in which the character of the Company’s properties or the nature of the Company’s activities require it to be so qualified, except where the failure to obtain or maintain such qualification would not have a Material Adverse Effect. All jurisdictions where the Company is qualified to do business are set forth on Section 5.1 of the Disclosure Schedule. The Company has all requisite power and authority and all authorizations, licenses and permits necessary to own and operate its assets and to conduct its business as now conducted and as proposed to be conducted. The copies of the Company’s Governing Documents, which have been furnished to Buyer, are correct and complete. The books of account, member ledgers, minute books and other records of the Company are accurate, up to date and complete, and have been maintained in accordance with prudent business practices and all applicable Laws. The Company is not in default under or in breach or violation of any provision of its Governing Documents or any currently effective resolution or other action adopted by the Company’s board of directors or shareholders. Section 5.1 of the Disclosure Schedule lists the current directors and officers of the Company. 102596957.7 0059466-00008 19

5.2 Authorization; No Breach. No actions on the part of the Company, whether by the shareholders, directors or otherwise, are necessary to approve and authorize the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, or the consummation of the transactions contemplated hereby and thereby. Except as set forth on Section 5.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor any of the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will, directly or indirectly (with or without notice, lapse of time or both): (a) conflict with or result in any breach of, constitute a default under, give any third party the right to terminate or to accelerate any Liability or other obligation under, result in the amendment or modification of any term or condition of, or require any authorization, consent, approval, exemption, notice or other action under the provisions of the Governing Documents of the Company, or under the provisions of any Contract by which the Company or any of its assets are bound or affected, or under any license, permit, certificate, accreditation or other authorization of the Company, or under any Law to which the Company is subject; (b) result in the creation of any Lien of any kind upon any of the Membership Interests or any of the Company’s properties, assets or rights; or (c) require any authorization, consent, approval, exemption or other action by, or notice to or filing with, any Governmental Authority. Other than as set forth on Section 5.2 of the Disclosure Schedule, no notice to, filing with, or consent of, any Person is necessary in connection with, and no “change of control” provision in any Contract is triggered by, the execution, delivery or performance of this Agreement and the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby. All notices, filings and consents listed on Section 5.2 of the Disclosure Schedule have been given, made and obtained, and are in full force and effect. 5.3 Capitalization; Subsidiaries. (a) All of the Membership Interests are owned, of record and beneficially, by Sellers as set forth on Section 5.3 of the Disclosure Schedule. The Membership Interests are denominated in uncertificated units, and are the only membership, limited liability company, capital, economic or other interests that have been issued by the Company and, upon transfer of the Membership Interests to Buyer pursuant to this Agreement, Buyer shall be admitted as the sole member of the Company and shall hold all of the Membership Interests. All of the Membership Interests have been duly authorized and validly issued, and are fully paid and non-assessable. There are no: (i) outstanding obligations, options, warrants, convertible or exchangeable securities or other rights, agreements or commitments (contingent or otherwise) relating to any interest in the Company (including any membership, limited liability company, equity, capital, economic or other interests) or that could require the Company to issue or sell or otherwise cause to become outstanding any such interests; (ii) outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Membership Interests or other interest in the Company (including any membership, limited liability company, equity, capital, economic or other interests) in the Company or to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person; (iii) voting trusts, shareholder agreements, preemptive rights, rights of 102596957.7 0059466-00008 20 first refusal, restrictions on transfer, proxies or other agreements or understandings in effect with respect to the Membership Interests or other interest in the Company (including any membership, limited liability company, equity, capital, economic or other interests) or the voting or transfer thereof; (iv) outstanding or authorized appreciation rights, phantom equity, profit participation or similar rights with respect to the Company, the Membership Interests or other interest in the Company (including any membership, limited liability company, equity, capital, economic or other interests); or (v) certificates or other negotiable instruments that were issued or granted by the Company to represent or evidence the Membership Interests. (b) The Company does not have any Subsidiaries. The Company does not own or hold the right to acquire any shares of stock or any other security or interest in any other Person, and does not have any obligation to make any investment in any Person. 5.4 Financial Statements. Section 5.4 of the Disclosure Schedule sets forth the following financial statements of the Company (the “Financial Statements”): (a) the unaudited balance sheet of the Company as of June 30, 2019 (the “Latest Balance Sheet”), and the related statements of income, members’ equity and cash flows (or the equivalents) for the interim period then ended; and (b) the unaudited balance sheet of the Company as of December 31, 2016, 2017 and 2018, and the related statements of income, members’ equity and cash flows (or the equivalents) for the years then ended. Each of the Financial Statements (including in all cases the notes thereto) is accurate and complete, is consistent with the books and records of the Company (which, in turn, are accurate and complete), presents fairly the financial condition, material transactions and results of operations of the Company as of the respective dates thereof and the operating results of the Company for the periods covered thereby, and have been prepared in accordance with the accounting methods and practices of the Company, consistently applied, in the Ordinary Course of Business and in a manner consistent with the preparation of the Company’s Tax Returns. The Company does not have any material off-balance sheet Liabilities or financing arrangements. 5.5 Absence of Undisclosed Liabilities. Except as set forth on Section 5.5 of the Disclosure Schedule, the Company does not have, nor will it have as of the Closing, any Liabilities (whether accrued, absolute, contingent, un-liquidated or otherwise, whether due or to become due, and regardless of when or by whom asserted) at or as of the Closing or arising out of transactions entered into at or prior to the Closing, or arising out of any action or inaction at or prior to the Closing, or to the Knowledge of Sellers, any facts or circumstances existing at or prior to the Closing, including Taxes with respect to or based upon periods, transactions or events occurring on or before the Closing, except: (a) obligations under Contracts described on Section 5.13(a) of the Disclosure Schedule (but not Liabilities for breach or violation of any such Contract occurring on or prior to the 102596957.7 0059466-00008 21

Closing); (b) Liabilities reflected on the Latest Balance Sheet; and (c) Liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business (none of which is a Liability for breach of any Contract, breach of warranty, tort, product liability, infringement, claim or lawsuit). 5.6 Accounts Receivable. Section 5.6 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of the Closing. Except as set forth in Section 5.6 of the Disclosure Schedule, all accounts and notes receivable of the Company reflected on the Latest Balance Sheet and all accounts and notes receivable to be reflected on the Adjustment Statement and to be taken into account in the calculation of Closing Net Working Capital (net of allowances for doubtful accounts as reflected thereon and as determined in accordance with GAAP) are valid, currently due and payable receivables arising in the Ordinary Course of Business and are and shall be current and collectible at the aggregate recorded amount therefor as shown on the Latest Balance Sheet and on the Adjustment Statement, as the case may be (net of allowances for doubtful accounts as reflected thereon and as determined in accordance with GAAP). Since the Balance Sheet Date, except as set forth in Section 5.6 of the Disclosure Schedule, the Company has not changed the manner or timing for issuance of invoices or the collection of debts or receivables. No Person has any Liens on such receivables or any part thereof, and no agreement for deduction, credit, free goods, discount or other deferred price or quantity adjustment has been made, offered or promised with respect to any such receivables. 5.7 Accounts Payable. Section 5.7 of the Disclosure Schedule sets forth a list of all accounts payable of the Company as of the date of this Agreement, together with the name of each payee, the date each such payment is due, and the nature of the transaction in which such payable was incurred (if other than a trade account payable incurred in the Ordinary Course of Business). Since the Balance Sheet Date, Company has paid its creditors and suppliers substantially within the times agreed with such creditors, except where charges are being disputed in good faith. 5.8 No Material Adverse Change. From the Balance Sheet Date through the date of this Agreement, to the Knowledge of Sellers there has not occurred or existed any change, event, fact, circumstance or effect that has had a Material Adverse Effect or that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since the Balance Sheet Date, the Company has conducted its business only in the Ordinary Course of Business. 5.9 Absence of Certain Developments. Except as set forth on Section 5.9 of the Disclosure Schedule, since the Balance Sheet Date, the Company has not: (a) (i) issued, sold, transferred, pledged, disposed of or suffered any Lien on any of its the Membership Interests or other interest in the Company (including any membership, limited liability company, equity, capital, economic or other interests) or any securities or rights convertible, exchangeable or exercisable into such interests; (ii) granted any options, warrants or other rights to purchase or obtain any such interests; (iii) split, combined, subdivided, reclassified or 102596957.7 0059466-00008 22 recapitalized any of its such interests; (iv) declared, set aside or paid any dividend or distribution; or (v) redeemed, purchased or otherwise acquired any such interest; (b) amended, modified, restated or amended and restated any of its Governing Documents; (c) adopted a plan or agreement of liquidation, dissolution, restructuring, merger, consolidation, recapitalization or other reorganization; (d) made any distributions or other payments to Sellers or to any Affiliate of the Company or Sellers, except the payment of guaranteed payments and benefits with respect to services rendered by Sellers to the Company in the Ordinary Course of Business; (e) (i) paid any accounts payable other than in the Ordinary Course of Business, or (ii) delayed or postponed the payment of any accounts payable or commissions or any other Liability, or (iii) agreed or negotiated with any party to extend the payment date of any trade or accounts payable or commission or any other Liability, or (iv) accelerated the collection of (or discounted) any accounts or notes receivable (whether billed or unbilled) or accelerated any deferred revenue, or (v) otherwise taken any actions or omitted to take any actions with the intent or the purpose of increasing Closing Net Working Capital or satisfying the Target Net Working Capital as of the Closing; (f) delayed issuing any checks or payments; (g) paid or refinanced any Liability, other than in the Ordinary Course of Business; (h) mortgaged, pledged or subjected to any Lien, any of its properties, assets or rights; (i) sold, leased, assigned or transferred any of its tangible assets, except in the Ordinary Course of Business, or canceled without fair consideration any debts or claims owing to or held by it; (j) (i) sold, assigned, licensed, sublicensed, transferred or encumbered any Proprietary Rights or other intangible assets, or (ii) disclosed any proprietary Confidential Information to any Person (other than Buyer and Buyer’s representatives, agents, attorneys and accountants), or (iii) abandoned or permitted to lapse any Proprietary Rights; (k) (i) made or granted any bonus, or any wage, salary or compensation increase, to any employee or independent contractor, or any group of employees or independent contractors, except as required by pre-existing contracts or, in the case of non-officer employees, consistent with past practice, or (ii) made or granted any increase in any employee benefit plan or arrangement, or (iii) amended or terminated any existing employee benefit plan or arrangement or 102596957.7 0059466-00008 23 adopted any new employee benefit plan or arrangement, or (iv) entered into, modified or terminated any collective bargaining agreement or relationship; (l) incurred any Indebtedness or incurred or become subject to any material Liability, except current Liabilities incurred in the Ordinary Course of Business and Liabilities under Contracts entered into in the Ordinary Course of Business (none of which is a Liability for breach of any Contract, breach of warranty, tort, product liability, infringement, claim or lawsuit); (m) made any loans or advances to, or guarantees for the benefit of, any Person; (n) made any write down in the value of its inventory or work in process, or made any write off of any accounts receivables; (o) suffered any extraordinary Losses or waived any material rights or claims, whether or not in the Ordinary Course of Business; (p) suffered any damage, destruction or casualty loss to its tangible assets in excess of $10,000, whether or not covered by insurance; (q) made any capital expenditures or commitments in excess of $10,000 in the aggregate; (r) reduced or delayed any budgeted or planned capital expenditures; (s) made any change in any method of accounting or accounting policies; (t) engaged in any promotional sale, discount, rebate, price reduction or other activity that has, or would reasonably be expected to have, the effect of accelerating to pre-Closing periods revenues that otherwise would be expected to occur in post- Closing periods; (u) instituted or permitted any material change in the conduct of the Company’s business, or any change in its method of purchase, sale, lease, management, marketing, promotion or operation; (v) entered into, amended or terminated any material Contract, or any license or permit issued by any Governmental Authority; (w) taken any other action or entered into any other transaction other than in the Ordinary Course of Business; (x) entered into any other material transaction, whether or not in the Ordinary Course of Business, or materially changed any business practice; (y) entered into any Contract, or made any offer or commitment, to do any of the foregoing. 102596957.7 0059466-00008 24

5.10 Leased Real Property. (a) The Company does not own, and has never owned, any real property. The Leased Real Property comprises all of the real property owned, occupied or otherwise used or intended to be used for, and necessary to operate, the business of the Company as currently conducted and as proposed to be conducted. (b) Section 5.10 of the Disclosure Schedule sets forth: (i) a list of the address and legal description of each parcel of Leased Real Property; (ii) the Lease with respect to each parcel of Leased Real Property; and (iii) the identity and contact information of each other party to each such Lease. Sellers have delivered to Buyer copies of each Lease with respect to the Leased Real Property, and each of the following documents in the possession or under the control of the Company, Sellers or their respective Affiliates with respect to all or any portion of the Leased Real Property: (1) environmental site assessments; (2) geotechnical, engineering or similar studies or assessments; (3) documents, information, reports, assessments, photographs or recordings concerning or relating to the condition of such Leased Real Property; and (4) title insurance policies, permits, warranties, guaranties, opinions, abstracts, plats and surveys. (c) Except as expressly set forth on Section 5.10 of the Disclosure Schedule, with respect to each parcel of Leased Real Property: (i) the Lease applicable to such Leased Real Property is legal, valid, binding, enforceable and in full force and effect; (ii) the transactions contemplated by this Agreement do not require the consent of any other party to any Lease applicable to such Leased Real Property, will not result in a breach of or default under such Lease, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect following the Closing on terms and conditions that are identical to those in effect prior to the Closing; (iii) the Company’s possession and quiet enjoyment of such Leased Real Property and under the Lease applicable thereto has not been disturbed, and there are no disputes with respect to such Leased Real Property or Leases; (iv) neither the Company nor, to the Knowledge of Sellers, any other party to a Lease applicable to such Leased Real Property is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, could reasonably be expected to constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease; (v) the Company has not subleased, assigned, licensed or otherwise granted any Person the right to use, occupy or otherwise possess such Leased Real Property or any portion thereof; 102596957.7 0059466-00008 25

(vi) such Leased Real Property has direct vehicular access to a public street, or has vehicular access to a public street via a valid easement or license, and has parking for the employees, contractors and invitees of the Company, in each case sufficient for the operation of the Leased Real Property as currently operated by the Company; (vii) the utilities (including electricity, gas, water, telephone, internet, etc.), improvements, buildings and building systems (including electrical systems, plumbing, drainage, HVAC, communications, fire alarms and suppression, etc.) serving such Leased Real Property are, in each case, sufficient for the operation of the Leased Real Property as currently operated by the Company; (viii) no security deposit or portion thereof deposited with respect to a Lease applicable to such Leased Real Property has been applied in respect of a breach or default under such Lease which has not been re-deposited in full; (ix) the Company has not pledged, mortgaged or otherwise granted a Lien with respect to any portion of such Leased Real Property; and (x) there are no condemnation, rezoning or taking actions pending or, to the Knowledge of Sellers, threatened, with respect to any Leased Real Property. (d) The current use of the Leased Real Property does not violate any Laws, instrument of record or Contract affecting the Leased Real Property, and there is no violation of any covenant, condition, restriction, easement, agreement or order of any Governmental Authority having jurisdiction over the Leased Real Property that affects the use or occupancy thereof. 5.11 Assets. The Company has good and marketable title to, a valid license to use, or a valid leasehold interest in, free and clear of all Liens, all tangible assets used or useful in or necessary to conduct the Company’s business (including but not limited to all materials, inventory, tools, machinery, equipment, vehicles, office equipment, computers, spare and replacement parts, and supplies). Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it is currently used and, to the Knowledge of Sellers, each such tangible asset is free from defects. Section 5.11 of the Disclosure Schedule sets forth a list of the Company’s material tangible assets. 5.12 Tax Matters. (a) The Company has filed on a timely basis all Tax Returns required to have been filed by the Company. All such Tax Returns are correct and complete in all respects. All Taxes required to have been paid by the Company (whether or not shown on any Tax Return) have been paid in full on a timely basis. No claim has 102596957.7 0059466-00008 26 ever been made to the Company by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. The Company has not requested or obtained any extension of time within which to file any Tax Return, which Tax Return has not since been filed, except for automatic extensions of time to file which did not require the affirmative consent of the applicable Governmental Authority and are not currently due (as extended). There are no Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax. (b) The Company has withheld or collected and timely paid over to the proper Governmental Authority all Taxes (including sales and use and employment Taxes) required by Law to have been withheld or collected and paid in connection with any amounts paid, distributed or owing to any Company employee, vendor, independent contractor, creditor, shareholder, or other third party, and all IRS Forms W-2, 1095C and 1099 (and similar state, local and foreign forms) required with respect thereto have been properly completed and timely filed. The Company has properly requested, received, and retained all necessary exemption certificates and other documentation supporting any claimed exemption with respect to sales or use Taxes. (c) There is no audit or other proceeding pending or threatened with regard to any Tax Liability or Tax Return of the Company. (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. (e) No power of attorney has been granted by the Company with respect to any Tax matter relating to the Company. (f) The Company is not a party to any Contract, plan or arrangement requiring it to make payments to any Person that would be a “parachute payment” (within the meaning of Section 280G of the Code) as a result of any event connected with the acquisition of the Company by Buyer or any other transaction contemplated by this Agreement. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the five-year period ending on the Effective Date. (g) The Company is not and has not been a party to any Tax allocation, Tax sharing or similar agreement or arrangement. Company has not been a member of an Affiliated Group filing a consolidated federal Tax Return. The Company does not have, and has not had a relationship to any other Person which would cause it to have, any Liability for Taxes owing by any other Person, including as a transferee or successor, by contract or otherwise. (h) The Company: (i) is not a party to any joint venture, partnership or other agreement or arrangement which is treated as a partnership for federal income 102596957.7 0059466-00008 27

Tax purposes; and (ii) does not own any ownership interest in an entity that is treated as an entity disregarded as separate from its owner for federal Tax purposes, or as to which an election pursuant to Treasury Regulation Section 301.7701-3 has been made. (i) The unpaid Taxes of the Company: (i) did not, as of the date of the Latest Balance Sheet, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Latest Balance Sheet (rather than in any notes thereto); and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing in accordance with the past custom and practice of the Company in filing its Tax Returns. Since the date of the Latest Balance Sheet, the Company has not incurred any liability for Taxes arising from “extraordinary gains or losses,” as that term is used in GAAP. (j) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Effective Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Effective Date; (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) made on or prior to the Effective Date; (iv) installment sale or open transaction disposition made on or prior to the Effective Date; or (v) prepaid amount received on or prior to the Effective Date. (k) The Company has not distributed stock or securities of another Person, or has had its equity or securities distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code. (l) The Company (and any predecessor of the Company) is and has at all times since its organization been taxed as a partnership within the meaning of the Code, and will continue to be taxed as a partnership within the meaning of the Code at all times up to the time of Closing. (m) In the past 5 years, the Company has not: (i) acquired assets from another corporation in a transaction in which the Company’s Tax basis for the acquired 102596957.7 0059466-00008 28 assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor; or (ii) acquired the stock of any corporation that is or was a qualified subchapter S subsidiary. 5.13 Contracts. (a) Section 5.13(a) of the Disclosure Schedule sets forth an accurate and complete list of each of the following written Contracts, and a true, correct and complete written description of each of the following oral or other unwritten Contracts, to which the Company is a party or which affects the Company or its business, properties, assets or rights (each such Contract, a “Material Contract”): (i) Contracts to which any Seller, any Affiliate of the Company or any Seller, or any of their current or former officers or directors, is a party; (ii) Contracts for the acquisition of any Person or any business unit or assets thereof, or the disposition of any assets of the Company, other than Contracts pursuant to which the applicable acquisition or disposition has been consummated and in respect to which the Company has not had any continuing obligations since; (iii) Contracts granting any Person any preferential right to purchase, license, exercise or acquire any properties, assets or rights of the Company; (iv) Contracts relating to any Indebtedness, or the making of any loans by the Company to any Person; (v) Contracts relating to the ownership of or investment in any Person, including investments in joint ventures and minority equity investments; (vi) any settlement, conciliation or similar Contract pursuant to which the Company will have any performance obligations after the Closing; (vii) Contracts requiring capital expenditures after the date of this Agreement; (viii) Contracts for the employment or engagement of any director, officer, employee, independent contractor or other Person on a full-time, part- time, consulting or other basis, including those (A) providing for the payment of any cash or other compensation or benefits upon the consummation of the transactions contemplated hereby or upon termination of employment or engagement, or (c) containing noncompete, nonsolicitiation, nondisclosure, confidentiality provisions or other restrictive covenants; (ix) Contracts relating to the development, assignment, transfer, enforcement or licensing of Proprietary Rights, excluding licenses for unmodified “off the shelf”, commercially available software applications with an 102596957.7 0059466-00008 29 acquisition cost and/or aggregate annual license and maintenance fee of less than $1,000; (x) Leases and all other Contracts relating to the lease, license, use or occupancy of real property, equipment, vehicles, other personal property or fixtures; (xi) Contracts restricting or purporting to restrict the Company, or any or any other Person for the benefit of the Company, from: (A) engaging in any line of business or competing with any Person; (B) engaging in any activity in any geographical area; or (C) soliciting any Person to enter into a business or employment relationship or entering into such a relationship with any Person; (xii) Contracts which require payment of consideration, or delivery of assets, goods, materials or services: (A) to the Company in an amount in excess of $5,000 per year; or (B) by the Company; (xiii) Contracts that obligate the Company to comply with an exclusivity or “most favored nations” clause; (xiv) Contracts requiring the Company to purchase all or substantially all of its requirements of any product or service from any Person, that contain minimum purchase requirements provisions, or that require the Company to conduct business on an exclusive basis with any Person; (xv) Contracts with any Governmental Authority; (xvi) Contracts that are entered into outside of the Ordinary Course of Business or are otherwise material to the Company; and (xvii) Contracts committing the Company to enter into any of the foregoing. (b) Except as specifically disclosed on Section 5.13(b) of the Disclosure Schedule: (i) the Company, and, to the Knowledge of Sellers, the other party thereto, have performed all obligations required to be performed by such Person under each of the Material Contracts; (ii) there is no breach of or default under such Contract or any event which, upon giving of notice or lapse of time or both, would constitute a breach or default under such Material Contract by the Company or, to the Knowledge of Sellers, by the other party thereto; (iii) there is no anticipated breach by any party to any Material Contract; (iv) the Company, and, to the Knowledge of Sellers, the other party to such Material Contract, has not assigned, delegated or otherwise transferred to any Person any of its rights, title or interest under any Material Contract; (v) to the Knowledge of Sellers each Material Contract is legal, valid, binding, enforceable and in full force and effect, and will continue as such following the consummation of the transactions contemplated hereby (subject only to bankruptcy, moratorium and similar Laws and subject to 102596957.7 0059466-00008 30 the application of specific performance and other equitable principles); and (vi) the transactions contemplated by this Agreement shall not impair the rights of the Company under, or cause a breach or default of, any Material Contract or cause any additional fees or royalties to be due thereunder. (c) Buyer has been supplied with a true and correct copy of all written contracts, and a true, correct and complete written description of all oral and other unwritten Contracts, which are referred to on Section 5.13(a) of the Disclosure Schedule, together with all amendments, exhibits, attachments, waivers or other changes thereto. 5.14 Proprietary Rights. The Company owns or has the valid right to use all Proprietary Rights necessary for the operation of the Company’s business as currently conducted and as proposed to be conducted. Section 5.14 of the Disclosure Schedule sets forth a complete and correct list of: (a) all patented or registered Proprietary Rights and pending patent applications or other applications for registration of Proprietary Rights; (b) all trade names used by the Company; (c) all licenses, consents, Contracts or arrangements to which the Company is a party, either as licensee or licensor, concerning Proprietary Rights or part thereof; and (d) all Company Marks, and any other material unregistered trademarks and copyrights that are either owned by the Company or used or held by the Company or any of its Affiliates in the conduct of the Company’s business (pursuant to license agreement or otherwise, in such case identifying the owner and title of the agreement pursuant to which the Proprietary Right is used). Such Proprietary Rights comprise all of the intellectual property rights necessary or desirable for the conduct of the Company’s business as currently conducted and as currently proposed to be conducted. Except as set forth in Section 5.14 of the Disclosure Schedule: (a) To the Knowledge of Sellers the Company owns and possesses exclusively all right, title and interest in, to and under the Proprietary Rights, free and clear of all Liens, and no claim by any third party contesting the validity, enforceability, use, registration or ownership of any of the Proprietary Rights has been made, is currently outstanding or, to the Knowledge of Sellers, is threatened; (b) The Company has not transferred ownership of or granted any license of or other right to use or authorized the retention of any rights to use any Proprietary Rights to any other Person; (c) No loss or expiration of any part of Proprietary Rights has occurred, is pending or, to the Knowledge of Sellers, threatened or reasonably foreseeable; (d) Neither the Company nor any Seller has received any notice of, and to the Knowledge of Sellers, there are no facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to the Proprietary Rights, including any demand or request that the Company license rights from a third party; 102596957.7 0059466-00008 31

(e) None of the Proprietary Rights nor the Company has infringed, misappropriated or otherwise come into conflict with any rights of any third parties, and Sellers have no Knowledge of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company’s business as currently conducted or as currently proposed to be conducted; (f) To the Knowledge of Sellers neither the Company, nor Sellers, nor their respective Affiliates has disclosed any of the Company’s trade secrets or Confidential Information to any third party other than pursuant to a written, valid and binding confidentiality agreement in favor of the Company; and (g) The Company has executed all appropriate Contracts with current and past employees, contractors and agents to assign to the Company all of their right, title and interest in any Proprietary Rights and has furnished Buyer with true and correct copies of all such Contracts. 5.15 Litigation. Except as set forth on Section 5.15 of the Disclosure Schedule, there are no and, during the five (5) years preceding the Effective Date, there have not been any, actions, suits, proceedings, orders or investigations pending or, to the Knowledge of Sellers, threatened against or affecting the Company, its business or assets, or the Membership Interests, whether at law or in equity, or before or by any Governmental Authority (including any actions, suits, proceedings, orders or investigations with respect to the transactions contemplated by this Agreement, or any condemnation, expropriation or other proceeding in eminent domain affecting any real property or any portion thereof), and there is no reasonable basis for any of the foregoing. The Company is not subject to any grievance or arbitration proceedings under collective bargaining agreements or otherwise, or any governmental investigations or inquiries. Neither the Company, nor Sellers, nor any of their respective Affiliates have received any opinion or memorandum or advice from legal counsel to the effect that the Company is exposed, from a legal standpoint, to any material Liabilities. 5.16 Brokerage. There are no claims, and the Company has no Liability, for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company, Sellers or their respective Affiliates. 5.17 Employees. (a) Section 5.17(a) of the Disclosure Schedule lists all of the employees of the Company (the “Company Employees”), together with each Company Employee’s title, date of hire, leave status, current salary, bonus or incentive compensation eligibility, and any accrued paid leave (including, without limitation, under any policy of the Company relating to vacation, personal time off or otherwise). Except as set forth on Section 5.17(a) of the Disclosure Schedule: (i) the Company does not have a written employment, consulting or similar Contract with any manager, Company Employee, independent contractor, agent, consultant or professional adviser of the Company; (ii) there are no severance payments, 102596957.7 0059466-00008 32 change-in-control payments or similar payments which are or could become payable by the Company or any other Person to any manager, Company Employee, independent contractor, agent, consultant or professional adviser of the Company under the terms of any oral or written Contract or any Law, custom, trade or practice; (iii) there are no other material Contracts, oral or written, between the Company and any such person relating to such person’s employment or engagement; and (iv) to the Knowledge of Sellers, no officer or management level or technical employee or independent contractor of the Company has any plans to terminate his, her or their employment, engagement or relationship with the Company. (b) Except as set forth on Section 5.17(b) of the Disclosure Schedule: (i) the Company is not a party to any collective bargaining agreement or any other labor-related agreements with any labor union or bargaining unit applicable to employees of the Company, nor is any such agreement currently being negotiated; (ii) no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition; (iii) to the Knowledge of Sellers, no union organizing or decertification efforts are pending or threatened, and no other question concerning representation exists; (iv) no labor strike, work stoppage, slowdown, or other material labor dispute has occurred at any time, and none is pending or, to the Knowledge of Sellers, threatened; (v) there are no charges against the Company pending or, to the Knowledge of Sellers, threatened in writing before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; and (vi) there is no unfair labor practice charge or complaint against the Company pending or, to the Knowledge of Sellers, threatened before the National Labor Relations Board or any comparable state, local or foreign agency. (c) With respect to the transaction contemplated by this Agreement, any notice required under any Law has been given. Within the past two (2) years, the Company has not implemented any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state, or local law, regulation, or ordinance. 102596957.7 0059466-00008 33

(d) Section 5.17(d) of the Disclosure Schedule sets forth a list of all Persons who are performing or have performed services for the Company as an independent contractor, leased employee, temporary employee or consultant and who are not treated by the Company for all Tax purposes as regular employees. 5.18 Product and Service Warranties. Except as expressly set forth in the Material Contracts listed on Section 5.13(a) of the Disclosure Schedule, the Company has not made any express warranties or guarantees with respect to the products provided or services rendered by or on behalf of the Company in connection with its business. To the Knowledge of Sellers each product provided and service rendered by or on behalf of the Company has been in conformity in all material respects with all applicable contractual commitments and all express, implied or statutory warranties, and the Company does not have any material Liability for replacement, repair or re-performance thereof or other damages in connection therewith, subject only to the reserve for warranty claims (if any) set forth on the Latest Balance Sheet and included as a Closing Current Liability in the calculation of the final Adjustment Amount. 5.19 Employee Benefit Plans. (a) Section 5.19 of the Disclosure Schedule contains a true and complete list of: (i) each deferred compensation, incentive compensation, and equity compensation plan or agreement; (ii) each severance or termination pay, medical, surgical, hospitalization, life insurance and other “welfare” plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)); (iii) each profit-sharing or other “pension” plan, fund or program (within the meaning of Section 3(2) of ERISA); (iv) each employment agreement providing deferred compensation, severance or termination benefits; and (v) each other employee benefit plan, fund, program or agreement; in each case as to items (i) through (v) foregoing, that is sponsored, maintained or contributed to by the Company and, solely with respect to clause (iii), by any trade or business, whether or not incorporated, that together with the Company would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA (an “ERISA Affiliate”), or to which the Company or an ERISA Affiliate is party, that, in each such case, is for the benefit of any employee or former employee of the Company (each, a “Company Plan”), or with respect to a Company Plan described in clause (iii), maintained or which the Company or an ERISA Affiliate has contributed within the past five (5) years. (b) Each Company Plan (and each related trust, insurance contract or fund) has been maintained, funded and administered in accordance with its terms and in compliance with all applicable Laws, including, without limitation, ERISA, the Health Insurance Portability and Accountability Act, the Patient Protection and Affordable Care Act, the Pension Protection Act of 2006 and the Code. With respect to each Company Plan, all required payments, premiums, contributions, distributions or reimbursements for all periods ending prior to or as of the Effective Date have been made or properly accrued. Each Company Plan that is intended to be a “qualified plan” under Section 401(a) of the Code has received a 102596957.7 0059466-00008 34 favorable determination letter from the IRS dated in 2007 or later covering all applicable requirements of the Code, other than those for which the remedial amendment period under Section 401(b) of the Code has not expired, and nothing has occurred that could adversely affect the qualification of such Company Plan. (c) With respect to each Company Plan, the Company has provided Buyer with true and complete copies of the following (as applicable): (i) the annual report on IRS Form 5500 as filed for the last three (3) years (including all schedules and attachments), if required; (ii) the summary plan description and any summaries of material modification; (iii) the plan document and all amendments thereto; (iv) all trust agreements, insurance contracts, investment policies and similar instruments; (v) any determination letter issued by the IRS; and (vi) nondiscrimination and elective contribution testing and supporting materials for the most recent plan year for each Company Plan required to undertake such testing. (d) No Company Plan provides post-employment or post-termination medical or life or other welfare or welfare-type benefits, other than as required by COBRA. The Company and the ERISA Affiliates have complied and are in compliance with the requirements of COBRA. No Company Plan that is a medical or health plan: (i) is being administered as a “grandfathered health plan” within the meaning of DOL Regulation §2590.715-1251; or (ii) is a self-insured plan whether or not covered by a “stop-loss” insurance policy. (e) Neither the Company nor any ERISA Affiliate maintains, sponsors, contributes to, or has any Liability under or with respect to any: (i) “defined benefit plan” (as defined in Section 3(35) of ERISA); (ii) “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA); (iii) “multiple employer plan” (as defined in Section 210 of ERISA or Section 413(c) of the Code); or (iv) “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). The Company does not have any Liability as a consequence of at any time being considered a single employer under Section 414 of the Code with any other Person. No Company Plan is subject to any tax under Section 512 of the Code. (f) With respect to each Company Plan: (i) there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code; (ii) no fiduciary (as defined in Section 3(21) of ERISA) has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plans; and (iii) no actions, audits, investigations, proceedings, suits or claims (other than routine claims for benefits) are pending or threatened, and there are no facts that would give rise to or could reasonably be expected to give rise to any such actions, audits, investigations, proceedings, suits or claims. (g) Each Company Plan that contains, is or forms part of a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code complies in form and has been operated in compliance with the requirements of Section 409A of the Code and the guidance issued thereunder. The Company has no obligation 102596957.7 0059466-00008 35 to gross-up, indemnify or otherwise reimburse any Person for any Tax incurred by such Person pursuant to any applicable federal, state or local Law related to the collection or payment of Taxes. (h) The Company has, for purposes of each Company Plan, correctly classified those individuals performing services for the Company as common law employees, leased employees, independent contractors or agents. (i) The transactions contemplated by this Agreement will not cause the acceleration of vesting in, or payment of, any benefits under any Company Plan or any other agreement and will not otherwise accelerate or increase any Liability under any Company Plan. 5.20 Insurance. The Company is insured by policies of insurance maintained by the Company in amounts and scope of coverage as set forth in Section 5.20 of the Disclosure Schedule. Each insurance policy of the Company is in full force and effect and all premiums are currently paid in accordance with the terms of such policy or accrued. Neither the Company, nor Sellers, nor their respective Affiliates, has received any notice that any such insurance policy will be cancelled or will not be renewed, nor has the Company, nor Sellers, nor their respective Affiliates received any written notice that cancellation or non-renewal is threatened nor any written notice that any material modification of the terms of policy of insurance will be or is threatened to be required as a condition of renewal. The Company has at all times maintained such insurance coverage required pursuant to then-applicable Law or pursuant to Contract to which the Company is or was then a party or by which the Company or any of its assets are or were then bound or affected. The Company does not have any self-insurance or co-insurance programs. 5.21 Compliance with Laws; Permits. Except as set forth on Section 5.21 of the Disclosure Schedule: (a) The Company has complied and is in compliance with all applicable Laws, and no notices have been received by, and no claims have been filed against, the Company alleging a violation of any such Laws; (b) The Company has held, and currently holds, all permits, licenses, certificates, accreditations or other authorizations of Governmental Authorities required for the conduct of its business (including, without limitation, those required under Environmental and Safety Laws), and Section 5.21 of the Disclosure Schedule sets forth a list of all of such permits, licenses, certificates, accreditations and other authorizations. The Company is in compliance with all terms and conditions of any such required permits, licenses, accreditations and authorizations. The Company has not received any notice or citation for noncompliance with any of its permits, licenses, accreditations and authorizations, and there exists no condition, situation or circumstance, nor has there existed such a condition, situation or circumstance, which, after notice or lapse of time, or both, would constitute noncompliance with or give rise to future material Liability 102596957.7 0059466-00008 36 with regard to any of the foregoing permits, licenses, accreditations and authorizations. (c) Each employee, contractor and agent of the Company (and each employee and subcontractor of such contractors or agents) has held, and currently holds, all permits, licenses, certificates, accreditations or other authorizations of Governmental Authorities required for the performance of any services by such employee, contractor or agent on behalf of the Company. To the Knowledge of Sellers, each such employee, contractor and agent of the Company (and each employee or subcontractor of such contractors or agents) is in compliance with all terms and conditions of any such required permits, licenses, accreditations and authorizations. (d) No officer, manager, employee, consultant, advisor, agent or representative of the Company has been authorized to make or receive, and has not made or received, directly or indirectly, any bribe, kickback payment or other illegal payment, whether in cash or in kind, at any time. 5.22 Environmental Matters. Except as set forth on Section 5.22 of the Disclosure Schedule: (a) The Company and its predecessors have complied and are in compliance with all Environmental and Safety Laws; (b) Without limiting the generality of the foregoing, the Company and its Affiliates have obtained and complied with, and are in compliance with, all permits, licenses, accreditations and authorizations that are required pursuant to Environmental and Safety Laws for the occupation of their facilities and the operation of the Company’s business; and a list of all such permits, licenses, accreditations and authorizations is set forth on Section 5.21 of the Disclosure Schedule. (c) Neither the Company nor any of its predecessors or Affiliates has received any oral or written notice, report or other information regarding any alleged or actual violation of, or Liability under, Environmental and Safety Laws, including any Remediation, investigatory, remedial or corrective obligations arising under Environmental and Safety Laws, and no basis exists for any such Liability; (d) None of the following exists or has existed at any property or facility owned, leased, licensed or operated by the Company: (i) underground storage tanks; (ii) above-ground storage tanks, (iii) asbestos-containing material in any form or condition, (iv) materials or equipment containing polychlorinated biphenyls; or (v) landfills, surface impoundments, underground injection wells or disposal areas. (e) Neither the Company, nor any of its predecessors or Affiliates with respect to which the Company may be deemed a successor or have any Liability under Environmental and Safety Laws, has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released, or exposed any Person 102596957.7 0059466-00008 37 to, any Hazardous Materials, or owned, leased, licensed or operated any property or facility, and no such property or facility owned, leased, licensed or operated by the Company or its predecessors is contaminated by any such Hazardous Materials or substance, in a manner that has given or would give rise to any Liabilities or investigative, corrective or remedial obligations pursuant to any applicable Environmental and Safety Laws. (f) No facts, events or conditions relating to the past or present facilities, properties or operations of the Company, or its predecessors or Affiliates, will prevent, hinder or limit the Company’s continued compliance with Environmental and Safety Laws, give rise to any investigatory, Remediation or corrective obligations pursuant to Environmental and Safety Laws, or give rise to any other Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Laws, including any relating to onsite or offsite releases or threatened releases of Hazardous Materials, substances or wastes, personal injury, property damage or natural resources damage. (g) Neither this Agreement nor the consummation of the transactions contemplated hereby will result in any obligations for site investigation or cleanup, or notification to or consent of Governmental Authorities or third parties, pursuant to any of the so-called “transaction-triggered” or “property transfer” Environmental and Safety Laws. (h) Neither the Company, nor any of its predecessors or Affiliates with respect to which the Company may be deemed a successor or have any Liability under Environmental and Safety Laws, has, either expressly or by operation of law, assumed or undertaken any Liability, including any obligation for Remediation, of any other Person relating to Environmental and Safety Laws. (i) Sellers have furnished to Buyer all environmental audits, reports, correspondence to or from Governmental Authorities and other material environmental documents relating to the past or current operations or facilities of the Company, and those of its predecessors or Affiliates with respect to which the Company may be deemed a successor or have any Liability under Environmental and Safety Laws, which are in the possession or under the reasonable control of the Company, Sellers or their respective Affiliates. 5.23 Customers and Suppliers. Section 5.23 of the Disclosure Schedule accurately sets forth a list of the top ten (10) (a) customers of the Company (each, a “Material Customer”) and (b) suppliers or vendors of the Company (each, a “Material Supplier”), determined and organized in descending order by volume of sales or purchases (as applicable) for the fiscal years ended December 31, 2018 and the interim period ended as of date of the Latest Balance Sheet. Except as set forth on Section 5.23 of the Disclosure Schedule, neither the Company, nor Sellers, nor their respective Affiliates has received any indication from any Material Customer or any Material Supplier to the effect, and neither the Company, nor Sellers, nor their respective Affiliates has any reason to believe, that such Material Customer or Material Supplier will terminate or not renew any Contract 102596957.7 0059466-00008 38 with the Company, or stop, or materially decrease the rate of, buying or supplying products or services from or to the Company. 5.24 Affiliate Transactions. Except as set forth on Section 5.24 of the Disclosure Schedule: (a) No Seller, nor any officer, manager, employee or Affiliate of the Company or any Seller, nor any individual related by blood, marriage or adoption to any such individuals, nor any other Person in which any such Person holds a legal or beneficial interest: (i) owns any direct or indirect legal or beneficial interest in the Company; (ii) is a party to any Contract, transaction or arrangement to which the Company is also a party; or (iii) has any direct or indirect legal or beneficial interest in any property, asset or right owned or used by the Company (including any Proprietary Rights). (b) Section 5.24 of the Disclosure Schedule sets forth each individual employed or engaged by the Company that is related by blood, marriage or adoption to any Seller or any officer, manager, or Affiliate of the Company or any Seller. (c) Section 5.24 of the Disclosure Schedule sets forth a description of each of the services provided to the Company by any Seller or any of their respective Affiliates and the cost and other material terms thereof. 5.25 Bank Accounts; Powers of Attorney. Section 5.25 of the Disclosure Schedule sets forth a true, correct and complete list of the names and locations of all banks and other financial institutions at which the Company maintains an account or safe deposit box, the names of all Persons authorized to withdraw therefrom or that have access thereto and the names of all Persons holding powers of attorney from the Company as of the date of this Agreement. 5.26 Disclosures. Neither this Agreement, nor any of the schedules, exhibits or certificates attached hereto or delivered in connection herewith contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no event, circumstance or other fact which has not been disclosed to Buyer in this Agreement and the schedules attached hereto which has had or would reasonably be expected to have a Material Adverse Effect. ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER As an inducement to Sellers to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Sellers that all of the following representations and warranties in this ARTICLE VI are true and correct as of the date of this Agreement and as of the Closing: 102596957.7 0059466-00008 39

6.1 Organization and Corporate Power. Buyer is a corporation duly formed and validly existing under the laws of the State of Nevada, with full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. 6.2 Authorization. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby to be executed and delivered by Buyer and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of Buyer, and at the Closing no other corporate proceedings on the part of Buyer will be necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby. This Agreement, and the other agreements contemplated hereby to be executed and delivered by Buyer, constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except to the extent such enforceability may be limited by bankruptcy, insolvency or similar laws, or by general principles of equity, applicable to creditors’ rights generally. 6.3 Governmental Authorities and Consents. No consent, approval or authorization of any Governmental Authority or other third party is required to be obtained by Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. 6.4 Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer. 6.5 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the knowledge of Buyer, threatened against or affecting Buyer at law or in equity, or before or by any Governmental Authority which would adversely affect Buyer’s performance under this Agreement or the consummation of the transactions contemplated hereby. 6.6 Acquisition for Investment. Buyer is not acquiring the Membership Interests with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act. 6.7 Valid Issuance. The shares of Buyer Stock issued as Closing Stock Consideration pursuant to this Agreement will be, as of the Closing, validly issued, fully-paid and non- assessable share of Buyer Stock. ARTICLE VII COVENANTS 7.1 Expenses. Each Party hereto shall pay all of its own costs and expenses (including attorneys’, accountants’ and investment bankers’ fees and other out-of-pocket expenses) in connection with the negotiation and execution of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; 102596957.7 0059466-00008 40 provided, that Sellers shall pay all such costs and expenses incurred by or billed to the Company (other than any such costs and expenses incurred by Profire). Without limiting the foregoing, each Party shall pay its own expenses incurred in connection with its efforts to satisfy the conditions to the other Party’s obligation to consummate the transactions contemplated hereby. 7.2 Further Transfers; Transition Assistance. Each Party agrees that from time to time after the Closing, it will execute and deliver (or cause its Affiliates to execute and deliver) such further instruments, and take (or cause its Affiliates to take) such other action, as may be reasonably necessary to consummate the transactions contemplated by this Agreement and vest Buyer with full title to all Membership Interests and all assets, properties, privileges, rights, approvals and immunities of the Company and its business, or to effect the other purposes of this Agreement. Each Seller agrees that subsequent to the Closing it shall (and shall cause its Affiliates to) refer all customer inquiries with respect to the Company and its business to the Company. Each of the Parties will use its best efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the covenants and conditions set forth in this Agreement). 7.3 Confidentiality. Each Seller shall (and shall cause its Affiliates to) treat as strictly confidential and hold as such all of the Confidential Information, refrain from using or disclosing any of the Confidential Information except pursuant to this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all tangible or electronic copies) of the Confidential Information that are in his, her or its possession. In the event that any Seller or their Affiliates is required pursuant to a subpoena or a demand for the production of information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, such Seller: (i) shall promptly notify Buyer of such requirement; (ii) shall cooperate with Buyer and the Company to contest such disclosure or seek an appropriate protective order; and (iii) only thereafter, may disclose only so much of such Confidential Information as such Seller or its Affiliates, in the good faith opinion of their legal counsel, are legally compelled to disclose pursuant thereto or else stand liable for contempt; provided, however, that the disclosing Seller and its Affiliates shall use their best efforts to obtain, at the request and expense of Buyer, an order or other assurance that confidential treatment will be accorded to any such Confidential Information disclosed pursuant to this Section 7.3. The foregoing provisions shall not apply to any Confidential Information that is generally available to the public immediately prior to the time of disclosure, unless such Confidential Information is so available due to the actions of Sellers or their Affiliates in violation of the terms of this Agreement or any other Contract with respect to such Confidential Information. 7.4 Release and Waiver. As a material inducement to Buyer to enter into this Agreement, effective as of the Closing, each Seller, on behalf of itself and its Affiliates, agrees not to sue and fully releases and discharges the Buyer Indemnified Parties with respect to and from any and all Losses, Liens, Liabilities (including employment contracts), covenants 102596957.7 0059466-00008 41 or proceedings of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or alleged, contingent or absolute, all of which such Seller or its Affiliates now owns or holds or has at any time owned or held against any of the Buyer Indemnified Parties, including those arising out of or relating in any way to: (a) matters or circumstances occurring or existing prior to or as of the Closing; (b) the employment or engagement of any Seller with the Company prior to or as of the Closing, including the commencement, renewal, termination and/or separation of such employment at any time or for any reason; and (c) the purchase, acquisition, ownership, sale, transfer or other disposition of the Membership Interests; provided, that nothing in this Section 7.4 will be deemed to constitute a release or waiver by any Seller of any right to enforce any obligation of Buyer under this Agreement. It is the intention of each Seller that such release be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, each Seller hereby expressly waives any and all rights and benefits conferred upon such Seller or its Affiliates by the provisions of Law and expressly consents that this release will be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any. 7.5 Non-Competition and Non-Solicitation. (a) For the period commencing with Closing and ending on the date three (3) years after the Effective Date, each Seller shall not, and shall cause its Affiliates not to, for any reason whatsoever, directly or indirectly, for itself, himself or herself, or on behalf of or in conjunction with any other Person, take any of the following actions or engage in any of the following conduct anywhere in the United States or Canada: (i) engage as an equity holder, officer, director, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, in any business selling any products or the Company, Buyer or their Affiliates; provided, that the restrictions set forth in this Section 7.5(a)(i) shall not prohibit Dustin Baker from owning or holding a passive, minority equity interest in Last Arrow Manufacturing, so long as Dustin Baker does not actively participate in the management, direction or activities of Last Arrow Manufacturing and complies with all of his obligations set forth in Section 7.3 and this Section 7.5; (ii) sell, offer, design, market, install, service or provide products or services in competition with those currently sold, offered, designed, marketed, serviced or contemplated by the Company, Buyer or their Affiliates, or call upon for the purpose of soliciting or selling, offering or providing products or services in competition with those currently offered or contemplated by the Company, Buyer or their Affiliates, to any Person who is at that time, or has been within the five (5) year period immediately 102596957.7 0059466-00008 42 preceding the Closing, a customer or prospective customer of the Company, Buyer or their Affiliates; or (iii) (A) induce or attempt to induce any employee or independent contractor of the Company, Buyer or their Affiliates, to terminate or diminish its employment or engagement with such entity, or in any way interfere with the relationship between the Company, Buyer or their Affiliates and any such employee or independent contractor thereof, (B) hire or engage any Person who was an employee or independent contractor of the Company, Buyer or their Affiliates, at any time during the one (1) year period immediately preceding the Closing or thereafter, or (C) induce or attempt to induce any customer, supplier, vendor, service provider, employee, independent contractor, licensee, licensor, lessor or other business relation of the Company, Buyer or their Affiliates, to cease or reduce its business with the Company, Buyer or their Affiliates or their respective businesses, or in any way interfere with the relationship between the Company, Buyer or their Affiliates and any such customer, supplier, vendor, service provider, employee, independent contractor, licensee, licensor, lessor or other business relation (including making any negative statements or communications about the Company, Buyer or their Affiliates or their respective businesses). The Parties intend that the covenants contained in this Section 7.5(a) shall be deemed to be a series of separate covenants, one for each state of the United States and each province of Canada and, except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in this Section 7.5(a). (b) Each Party acknowledges and agrees that the foregoing covenants in this Section 7.5 impose a reasonable restraint on Sellers and their Affiliates in light of the activities and business of Buyer and the Company on the date of the execution of this Agreement. (c) All of the covenants in this Section 7.5 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Seller Indemnified Party against Buyer or the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of such covenants. It is understood by the Parties that the covenants contained in this Section 7.5 are essential elements of this Agreement and that, but for the agreement of Sellers and their Affiliates to comply with such covenants, Buyer would not have agreed to enter into this Agreement. Each Seller and Buyer have independently consulted with their respective counsel and have been advised concerning the reasonableness and propriety of such covenants with specific regard to the nature of the Company’s business and the business conducted by Buyer. Each Seller hereby agrees that all covenants contained in this Section 7.5 are material, reasonable and valid, and voluntarily, knowingly and irrevocably waives all defenses to the strict 102596957.7 0059466-00008 43 enforcement hereof by Buyer. The covenants in this Section 7.5 are severable and separate, and the unenforceability of any specific covenant in any jurisdiction shall not affect the enforceability of such covenant in any other jurisdiction, or the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable o unenforceable as written, then it is the intention of the Parties that such restrictions be enforced to the fullest extent which the court deems reasonable and enforceable, and the Agreement shall thereby be reformed. The covenants contained in this Section 7.5 shall not be affected by any breach of any other provision hereof by any Party. (d) Because of the difficulty of measuring economic losses to Buyer as a result of a breach of the foregoing covenants in this Section 7.5, and because of the immediate and irreparable damage that could be caused to Buyer for which Buyer would have no other adequate remedy, each Seller agrees that the foregoing covenant may be enforced by Buyer in the event of any actual or threatened breach by any Seller or its Affiliates, by an injunction, restraining order, specific performance and other equitable remedies, without the requirement of posting a bond or other security, and in addition to, but not in lieu of, any other available remedies pursuant to this Agreement, by statute or at law (including monetary damages). 7.6 Public Announcements. Buyer and the Seller Representative shall communicate with each other and cooperate with each other prior to any public disclosure of the transactions contemplated by this Agreement. Each Party agrees not to (and agrees to cause its agents and representatives not to) issue any press release or make any other public announcement relating to this Agreement or the transactions contemplated by this Agreement without the prior written approval of Buyer and the Seller Representative; provided, that Buyer and its Affiliates may disclose this Agreement and the transactions contemplated hereby to the extent required by applicable Laws (including Securities Laws) and The NASDAQ Stock Market rules. 7.7 Lock-Up. Each Seller covenants and agrees, for a period of twelve (12) months immediately following the Effective Date (the “Lock Up Period”), not to, directly or indirectly, sell, offer, transfer, assign, exchange, dispose of or otherwise distribute, or grant any legal or beneficial interest in, grant any option or right with respect to, any shares of Buyer Stock received pursuant to this Agreement, or any other securities received in any stock split, stock dividend, conversion, exchange or recapitalization of such Buyer Stock. Sellers’ acknowledge and agree that each certificate issued with respect to any shares of Buyer Stock received pursuant to this Agreement will bear a restrictive legend and stop-transfer instructions in accordance with the provisions of this Section 7.7 and the other restrictions on transfer imposed by applicable Laws. Following the end of the Lock Up Period, upon the request of Sellers, Buyer will reasonably cooperate with Sellers to remove from any certificate issued with respect to any shares of Buyer Stock received pursuant to this Agreement any restrictive legend evidencing the restrictions imposed pursuant to this Section 7.7. 102596957.7 0059466-00008 44

ARTICLE VIII TAX MATTERS 8.1 Tax Indemnification. Each Seller shall jointly and severally, up to such Seller’s Pro Rata Share of such Losses, indemnify the Buyer Indemnified Parties and hold them harmless from and against any Losses attributable to: (a) all Taxes (or the non-payment thereof) of the Company for all taxable periods ending on or before the Effective Date and the portion through the Effective Date for any taxable period that includes (but does not end on) the Effective Date (“Pre-Closing Tax Period”), including, without limitation, any Tax imposed under Section 1374 of the Code; (b) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company or any of its predecessors is or was a member on or prior to the Closing, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or foreign Law; and (c) any and all Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor, by contract or pursuant to any Law, which Taxes relate to an event or transaction occurring before the Closing. 8.2 Straddle Period. In the case of any taxable period that includes (but does not end on) the Effective Date (a “Straddle Period”), the amount of any Taxes for the Pre-Closing Tax Period that are based on or measured by income or receipts of the Company or that are imposed on other activities that can be assigned to a specific date shall be determined based on an interim closing of the books as of the Closing (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Company holds a beneficial interest shall be deemed to terminate at such time), and the amount of other Taxes of the Company for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Effective Date, and the denominator of which is the number of days in such Straddle Period. 8.3 Responsibility for Filing Pre-Closing Tax Returns. Sellers shall at their cost prepare or cause to be prepared, and timely file or cause to be timely filed, all Tax Returns of the Company with respect to any Pre-Closing Tax Period. Any such Tax Return shall be prepared in a manner consistent with prior practices of the Company and the terms of this Agreement, except as required by Law. The Seller Representative shall deliver to Buyer a draft copy of each such Tax Return so as to afford Buyer a reasonable opportunity to review and comment on such Tax Return (not less than thirty (30) days prior to the applicable filing deadline in the case of any income tax return), and Sellers shall make all changes reasonably requested by Buyer and based on Law. Sellers shall not amend any such Tax Returns without the written consent of Buyer, not to be unreasonably withheld. 8.4 Responsibility for Filing Straddle Period Tax Returns. Buyer shall at its cost prepare or cause to be prepared, and timely file or cause to be timely filed, all Tax Returns of the Company with respect to any Straddle Period. Any such Tax Return shall be prepared in a manner consistent with prior practices of the Company and the terms of this Agreement, except as required by Law. Buyer shall deliver to the Seller Representative a 102596957.7 0059466-00008 45

draft copy of each such Tax Return so as to afford the Seller Representative a reasonable opportunity to review and comment on such Tax Return (not less than thirty (30) days prior to the applicable filing deadline in the case of any income tax return), and make all changes reasonably requested by the Seller Representative. Buyer shall not amend any such Tax Returns without the written consent of the Seller Representative, not to be unreasonably withheld. 8.5 Transfer Taxes. All Transfer Taxes incurred in connection with the transactions contemplated by this Agreement shall be paid by the Party incurring such Taxes under applicable Law when due. The responsible Party shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes. The filing Party shall deliver to the other Parties a draft copy of each such Tax Return so as to afford the other Parties a reasonable opportunity to review and comment on such Tax Return, and make all changes reasonably requested by the other Parties. 8.6 Cooperation on Tax Matters. (a) Each Seller, the Company and Buyer shall cooperate as and to the extent reasonably requested by any Party hereto in connection with the preparation and filing of Tax Returns as provided herein and any audit, litigation or other proceeding with respect to Taxes related to the Company. Such cooperation shall include the provision of records and information which are reasonably relevant to any such Tax Return, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. (b) Buyer and Sellers further agree, upon request, to use reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed. (c) Buyer and Sellers further agree, upon request, to provide any other Party with all information that such Party may be required to report pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder. 8.7 Tax Sharing Agreements. All tax-sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing and, after the Closing, the Company shall not be bound thereby or have any liability thereunder. 8.8 Withholding. Buyer shall have the right to withhold any amount payable to Sellers under this Agreement as is required by Law and, to the extent such amounts are paid over to the applicable taxing authority and the Seller Representative is given notice of such withholding, all such amount shall be treated as paid to Sellers under this Agreement. 102596957.7 0059466-00008 46

ARTICLE IX INDEMNIFICATION 9.1 Survival. (a) Survival of Representations and Warranties. The representations and warranties in this Agreement and the schedules and exhibits attached hereto or in any writing delivered by any Party to any of the other Parties in connection with this Agreement shall survive the Closing as follows: (i) the representations and warranties in Section 5.12 (Tax Matters), Section 5.17 (Employees), Section 5.19 (Employee Benefit Plans) and Section 5.22 (Environmental Matters) shall terminate on the later of (A) the five (5) year anniversary of the Effective Date or (B) the date when the applicable statutes of limitations with respect to the Liabilities in question expire (giving effect to any extensions or waivers thereof), plus sixty (60) days; (ii) the representations and warranties in Section 4.1 (Power of Sellers), Section 4.2 (Authorization; No Breach), Section 4.3 (Brokerage), Section 4.4 (Title to Membership Interests), Section 4.5 (Investment), Section 5.1 (Organization and Power), Section 5.2 (Authorization; No Breach), Section 5.3 (Capitalization; Subsidiaries), the first sentence of Section 5.11 (Assets), Section 5.16 (Brokerage), Section 6.1 (Organization and Corporate Power), Section 6.2 (Authorization), and Section 6.4 (Brokerage) (each of the foregoing, a “Fundamental Representation”) shall not terminate; and (iii) all other representations and warranties in this Agreement and the schedules attached hereto or in any writing delivered by any Party to any other Party in connection with this Agreement shall terminate eighteen (18) months following the Closing; provided, that any representation or warranty in respect of which indemnity may be sought under Section 9.2, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 9.1 if notice of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or alleged right of indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time. The representations and warranties in this Agreement and the schedules attached hereto or in any writing delivered by any Party to any other Party in connection with this Agreement shall survive for the periods set forth in this Section 9.1 and shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any Party, or the knowledge of any Party’s officers, directors, shareholders, employees or agents, as applicable, or the acceptance by any Party of any certificate or opinion hereunder. There shall be no limitation on the time 102596957.7 0059466-00008 47 within which notice of a claim based on fraud or Willful Breach on the part of any Party may be made. (b) Survival of Covenants. Each covenant or agreement in this Agreement and the schedules attached hereto or in any agreement, certificate, instrument or writing delivered by any Party to any other Party in connection with this Agreement shall survive the Closing and be enforceable until such covenant or agreement has been fully performed. 9.2 Indemnification. (a) Indemnification for Benefit of Buyer. Each Seller shall indemnify, defend and save and hold each of the Buyer Indemnified Parties harmless against, and pay on behalf of or reimburse each of the Buyer Indemnified Parties as and when incurred for any Losses which any of the Buyer Indemnified Parties may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to, or by virtue of: (i) any breach or inaccuracy of any representation or warranty of any Seller under this Agreement or any of the schedules attached hereto (including the Disclosure Schedule), or in any of the agreements, certificates or other instruments or documents furnished to Buyer by any Seller or the Company or their Affiliates pursuant to this Agreement; (ii) any nonfulfillment, nonperformance or breach of any covenant or agreement by any Seller or their Affiliates (including, prior to the Closing, the Company) under this Agreement, any of the schedules attached hereto (including, without limitation, the Disclosure Schedule), or in any of the agreements, certificates or other instruments or documents furnished to Buyer by any Seller, the Company or their Affiliates pursuant to this Agreement; (iii) to the extent the following items are not included in the calculation of the final Closing Cash Amount, without duplication: (A) any Closing Indebtedness; (B) any Non-Ordinary Course Liabilities; and (C) any Excluded Liabilities; and (iv) those facts, circumstances, events, occurrences or matters set forth on Exhibit 9.2(a)(iv). Each Seller shall be jointly and severally liable to the Buyer Indemnified Parties for any and all Losses subject to indemnification pursuant to this Section 9.2(a) up to such Seller’s Pro Rata Share of such Losses; provided, however, that a Seller shall not be liable to Buyer or the Buyer Indemnified Parties to the extent (but only to the extent) of those Losses subject to indemnification pursuant to this Section 9.2(a) that result solely and directly from (A) breach or inaccuracy of any representation or warranty made by and with respect to another Seller pursuant to ARTICLE IV, or (B) nonfulfillment or breach by another Seller of any covenant 102596957.7 0059466-00008 48 on the part of such other Seller pursuant to Sections 7.3, 7.4, 7.5 or 7.7; provided, further, that each Seller shall be fully liable to Buyer and the Buyer Indemnified Parties to the extent of those of those Losses subject to indemnification pursuant to this Section 9.2(a) that arise in connection with, relating or incidental to, or by virtue of (X) breach or inaccuracy of any representation or warranty made by and with respect to such Seller pursuant to ARTICLE IV, or (Y) nonfulfillment or breach by such Seller of any covenant on the part of such Seller pursuant to Sections 7.3, 7.4, 7.5 or 7.7, or (Z) fraud, intentional misrepresentation, intentional breach, willful misconduct or criminal activity on the part of such Seller. (b) Indemnification for Benefit of Sellers. Buyer shall indemnify the Seller Indemnified Parties and save and hold each of them harmless against, and pay on behalf of or reimburse each of the Seller Indemnified Parties as and when incurred for any Losses which any of the Seller Indemnified Parties may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to, or by virtue of: (i) any breach of any representation or warranty of Buyer under this Agreement, any of the schedules attached hereto, or in any of the agreements, certificates or other instruments or documents furnished to Sellers by Buyer pursuant to this Agreement; and (ii) any nonfulfillment or breach of any covenant or agreement by Buyer under this Agreement or any of the schedules attached hereto or in any of the agreements, certificates or other instruments or documents furnished to Sellers by Buyer pursuant to this Agreement. 9.3 Materiality. For purposes of determining any breach or inaccuracy of a representation or warranty and the calculation of Losses arising in connection therewith under this ARTICLE IX, each representation and warranty contained in this Agreement or in any of the agreements, certificates or other instruments or documents furnished pursuant to this Agreement, shall be read and interpreted without regard and without giving effect to any qualification as to materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty. 9.4 Indemnification Procedures. (a) Manner of Payment. Any indemnification of the Buyer Indemnified Parties or Seller Indemnified Parties pursuant to Section 9.2 shall be effected by wire transfer of immediately available funds from Sellers or Buyer, as the case may be, to an account designated by Buyer or the Seller Representative, as the case may be, within ten (10) days after the determination thereof. Any such indemnification payments shall include interest at the Applicable Rate, calculated on the basis of the actual number of days elapsed over 360, from the date any such Loss is suffered or sustained to the date of payment. Any amounts that Buyer reasonably believes are owing from any Seller pursuant to Section 9.2(a) 102596957.7 0059466-00008 49 may, at the option of Buyer, be paid from the Escrow Amount in accordance with the Escrow Agreement, or as a set off against any Adjustment Amount (as set forth in Section 2.3(b)(vi)), if any, or other amount then due and owing from Buyer to Sellers, or as a set off against any Buyer Stock delivered as part of the Closing Stock Consideration or otherwise held by Sellers, and shall otherwise be paid directly by Sellers, jointly and severally, in accordance with the terms of this Section 9.4. All indemnification payments under this Section 9.4 shall be treated for Tax purposes as adjustments to the Purchase Price, unless otherwise required by applicable Law. (b) Defense of Third Party Claims. Any Party making a claim for indemnification under Section 9.2 (an “Indemnitee”) shall notify the indemnifying Party (or Parties) (each, an “Indemnitor”) of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it by a third party that is not an Affiliate of the Indemnitee (each, a “Third Party Claim”), describing the Third Party Claim, the basis therefor and the amount thereof (if known and quantifiable); provided, that the failure to so notify any Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent (and only to the extent) that such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice of such Third Party Claim hereunder. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee’s claim for indemnification at such Indemnitor’s sole cost and expense; provided, that the Indemnitee shall at all times retain control of the defense of such Third Party Claim. 9.5 Waiver. Each Seller hereby agrees that such Seller and its Affiliates shall not make any claim for indemnification hereunder against the Company by reason of the fact that such Seller, its Affiliates, or one or more of their respective employees, agents or representatives was a member, manager, director, officer, employee or agent of the Company or was serving at the request of the Company as a partner, trustee, manager, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise) with respect to any claim, action, lawsuit, proceeding, investigation brought by any Buyer Indemnified Party against such Seller, and each Seller hereby acknowledges and agrees that such Seller shall have no claims or right to contribution or indemnity from the Company with respect to any amounts paid by such Seller pursuant to Section 9.2. 9.6 Limitations on Indemnity. (a) Basket. No claim for indemnification shall be made by the Buyer Indemnified Parties pursuant to Section 9.2(a)(i) or by the Seller Indemnified Parties pursuant to Section 9.2(b)(i) with respect to an individual item of Losses subject to indemnification unless and to the extent that the aggregate of all such Losses incurred by the Buyer Indemnified Parties or the Seller Indemnified Parties, 102596957.7 0059466-00008 50

respectively, under this Agreement shall be in excess of $50,000, whereupon Sellers and Buyer, as the case may be, shall be liable for all such Losses from the first dollar. (b) Cap. The maximum aggregate liability of Buyer for Losses pursuant to Section 9.2(b)(i), on the one hand, or Sellers for Losses pursuant to Section 9.2(a)(i), on the other hand, under this Agreement shall be $1,880,000. (c) Exceptions. Notwithstanding the foregoing, the limitations set forth in this Section 9.6 shall not apply to Losses: (i) arising as a result of, in connection with, relating or incidental to or by virtue of fraud, intentional misrepresentation, intentional breach, willful misconduct, criminal activity or the breach or inaccuracy of any Fundamental Representation; or (ii) the breach or inaccuracy of the representations and warranties set forth in the second sentence of Section 5.6 or in Sections 5.12, 5.17, 5.19 or 5.22; or (iii) subject to indemnification pursuant to Sections 9.2(a)(ii), 9.2(a)(iii), 9.2(a)(iv) and 9.2(b)(ii). 9.7 Exclusive Remedy. The Parties acknowledge and agree that their sole and exclusive remedy with respect to any claim relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions of this ARTICLE IX, except for claims involving: (a) fraud, intentional misrepresentation or Willful Breach of any covenant, in which case the Parties shall have all rights and remedies available under this Agreement, at law, in equity or by statute (which remedies shall be cumulative, and not alternative or exclusive); and/or (b) nonfulfillment or breach of any covenant or agreement under this Agreement, or in any agreement or other agreement, certificate or instrument furnished pursuant to this Agreement, in which case the Parties shall be entitled to seek equitable relief (including an injunctive relief or specific performance), without the requirement of posting a bond or other security, in addition to all other rights and remedies available in accordance with this Agreement. Sellers acknowledge and agree that the covenants of each Seller set forth in this Agreement are unique and valuable to Buyer and that Buyer will not have a sufficient remedy at law, and shall be entitled to seek specific enforcement of such covenants, in the event of any actual or threatened nonperformance or breach of such covenants by any Seller. ARTICLE X MISCELLANEOUS 10.1 Amendment and Waiver. This Agreement may be amended, and any provision of this Agreement may be waived; provided, that: (a) any such amendment or waiver shall be binding upon Sellers only if set forth in a writing executed by the Seller Representative and referring specifically to the provision alleged to have been amended or waived; and (b) any such amendment or waiver shall be binding upon Buyer only if set forth in a writing executed by Buyer and referring specifically to the provision alleged to have been amended or waived. No course of dealing between or among the Parties shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement, and a waiver of any 102596957.7 0059466-00008 51 provision by any Party on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion. 10.2 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and, shall be deemed to have been given as of the earlier of: (a) when personally delivered, or sent by facsimile (with hard copy to follow); (b) one (1) day following dispatch by reputable overnight express courier, charges prepaid; (c) three (3) days following mailing by U.S. certified or registered mail, postage prepaid and return receipt requested; or (d) when sent by email. Unless another address is specified in by notice given pursuant to this Section 10.2, all notices, demands and communications to the Parties shall be sent to the addresses indicated below: Notices to any or all of Sellers or the Seller Representative: Dustin B. Baker 10774 Township Road 506 Shreve, Ohio 44676 Email: dbaker@midflowservices.com Brant Baker 389 Marshall Heights Drive Wexford, PA 15090 Email: bbaker@midflowservices.com with a copy (which shall not constitute notice to Sellers or the Seller Representative) to: Critchfield, Critchfield & Johnston, Ltd. 138 East Jackson Street Millersburg, Ohio 44654 Attn: Garrett M. Roach Facsimile No.:(330)674-4469 Email: roach@ccj.com Notices to Buyer: Profire Energy, Inc. 321 South 1250 West Lindon, UT 84042 Attn: Todd Fugal Facsimile No.: (801) 785-5545 Email: tfugal@profireenergy.com 102596957.7 0059466-00008 52 with a copy (which shall not constitute notice to Buyer) to: Stoel Rives LLP 201 S. Main Street, Suite 1100 Salt Lake City, UT 84111 Attn: Samuel P. Gardiner Facsimile No.: (801) 578-6999 Email: sam.gardiner@stoel.com 10.3 Assignment. (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Seller without the prior written consent of Buyer. Buyer may assign its rights, interests or obligations under this Agreement only to the extent set forth in Section 10.3(b) below. (b) Buyer may assign in whole or in part its rights and obligations pursuant to this Agreement (including the right to purchase the Membership Interests) and all other agreements, documents and instruments executed and/or delivered in connection herewith to one or more of its Affiliates, and Buyer may, in its sole discretion, direct Sellers to convey the Membership Interests, in whole or in part, to one or more of Buyer’s Affiliates. Buyer may assign this Agreement, all other agreements, documents and instruments executed and/or delivered in connection herewith, and its rights and obligations hereunder and thereunder, in connection with a merger or consolidation involving Buyer or in connection with a sale of stock (or other ownership interests) or assets of Buyer or other disposition of all or any portion of Buyer’s business. Buyer may assign any or all of its rights pursuant to this Agreement, including its rights to indemnification, and all other agreements, documents and instruments executed and/or delivered in connection herewith, to any of its lender(s) as collateral security. 10.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition, invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such prohibited, illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a permissible, legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as is possible, permissible and consistent with the intentions of the Parties as set forth in this Agreement. 102596957.7 0059466-00008 53

10.5 Interpretation. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any schedule or exhibit attached hereto, and not otherwise defined therein, shall have the meaning set forth in this Agreement. The use of the word “including” herein shall mean “including without limitation.” The Parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached shall not detract from or mitigate the fact that such Party is in breach of the first representation, warranty or covenant. 10.6 Entire Agreement. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way. 10.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument binding upon the Parties, notwithstanding the fact that all of the Parties are not signatory to the original or the same counterpart. Counterparts to this Agreement and the other agreements, certificates and instruments delivered pursuant hereto may be signed, transmitted and delivered electronically, by email in portable document format (.pdf) or by other electronic means which create or preserve a retrievable image of an original signature, and such counterparts shall be deemed originals for all purposes. 10.8 Governing Law. THIS AGREEMENT AND ALL QUESTIONS OR DISPUTES CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT AND THE SCHEDULES ATTACHED HERETO, AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF UTAH, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS. 10.9 Venue. The Parties hereby agree that any action, suit or proceeding arising out of or related to this Agreement shall be conducted only in the courts of the United States or the State of Utah located in Salt Lake County, Utah. Each Party hereby voluntarily, knowingly and irrevocably consents and submits to the exclusive personal jurisdiction of and venue of such courts located in Salt Lake County, Utah. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 10.2. Nothing contained in this Section 10.9 shall be construed to limit or preclude a Party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel any other Party to comply with its obligations under this Agreement or any other agreement between or among the Parties at any time. 102596957.7 0059466-00008 54

10.10 No Strict Construction. Notwithstanding the fact that this Agreement may have been drafted and prepared by or on behalf of one of the Parties, the Parties confirm that they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person. 10.11 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein expressed or implied, shall give or be construed to give any Person, other than the Parties hereto and such permitted assigns, any legal or equitable rights hereunder. 10.12 Seller Representative. (a) Designation. Dustin B. Baker (the “Seller Representative”) is hereby designated by Sellers to serve as the representative of Sellers with respect to the matters expressly set forth in this Agreement to be performed by the Seller Representative. (b) Authority. Each Seller, by the execution of this Agreement, hereby knowingly, voluntarily and irrevocably appoints the Seller Representative as the agent, proxy and attorney-in-fact for such Seller for all purposes of this Agreement, with the full power and authority on such Seller’s behalf to: (i) consummate the transactions contemplated herein; (ii) execute and deliver to Buyer any confirmatory assignments with respect to the Membership Interests and such further instruments of transfer as Buyer shall reasonably request; (iii) pay such Seller’s expenses incurred in connection with the negotiation and performance of this Agreement (whether incurred on or after the date hereof); (iv) disburse any funds received hereunder to such Seller; (v) execute and deliver any amendment or waiver hereto; (vi) take all other actions to be taken by or on behalf of such Seller in connection herewith; (vii) negotiate, settle, compromise and otherwise handle adjustments to the Closing Consideration as set forth in Section 2.3(b) and all claims for indemnification made by any of the Buyer Indemnified Parties pursuant to Section 9.2 hereof; and (viii) do each and every act and exercise any and all rights which such Seller is permitted or required to do or exercise under this Agreement. Each Seller acknowledges and agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Seller Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of such Seller. (c) Exculpation. Neither the Seller Representative nor any agent employed by it shall incur any Liability to any Seller by virtue of the failure or refusal of the Seller Representative for any reason to consummate the transactions contemplated hereby or relating to the performance of its other duties hereunder, except for actions or omissions constituting fraud or bad faith. 102596957.7 0059466-00008 55

10.13 Disclosure Schedule. Nothing disclosed in the Disclosure Schedule shall qualify or create an exception to a representation or warranty made in this Agreement unless such disclosure identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a Contract, document or other item shall not qualify or disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of the document or other item itself. No qualifications or exceptions to any representations or warranties disclosed on one Section of the Disclosure Schedule shall apply to any other representations or warranties made in this Agreement unless (and then only to the extent that) such qualification or exception is disclosed as provided herein on each such other applicable Section of the Disclosure Schedule or the applicability of such disclosure is readily apparent as a qualification or an exception to such other representation or warranty. The Disclosure Schedule is hereby incorporated in and made a part of this Agreement as if set forth in full herein. 102596957.7 0059466-00008 56

Brenton W. Hatch CEO